SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934



Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

  Check the appropriate box:

  / / Preliminary Proxy Statement
  /X/ Definitive Proxy Statement
  / / Definitive Additional Materials
  / / Soliciting Material Pursuant to Exchange Act Rule 14a-11(c) or 14a012

                           NATIONAL MEDIA CORPORATION
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                (Name of Registrant as Specified In Its Charter)

                           NATIONAL MEDIA CORPORATION
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                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/ / $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)  Title of each class of securities to which transaction applies:

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2)  Aggregate number of securities to which the transaction applies:

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3)  Per unit or other underlying value of transaction computed pursuant to
    Exchange Act Rule 0-11: (set forth the amount on which the filing fee is calculated and state how it was determined.)

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4)  Proposed maximum aggregate value of transaction:

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5)  Total Fee paid

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/X/ Fee paid previsouly with preliminary materials.
/ / Check box if any part of the fee is offset by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)  Amount previously paid:
            $125.00
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2)  Form, Schedule or Registration Statement No.
           Schedule 14A
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3)  Filing Party:
           National Media Corporation
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4)  Date Filed:
           May 31, 1996
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
                          NATIONAL MEDIA CORPORATION
                              1700 Walnut Street
                            Philadelphia, PA 19103
                                                                 June 21, 1996

DEAR STOCKHOLDER:

   You are cordially invited to attend the annual meeting of the stockholders (the "Meeting") of National Media Corporation (the "Company") to be held on July 25, 1996, at 10:00 a.m., local time, at The Union League, 140 South Broad Street, Philadelphia, Pennsylvania 19102.

   The proposals for the Meeting relate to: (i) the election of ten (10) Directors; (ii) an amendment to the Company's Certificate of Incorporation increasing the number of authorized shares of Common Stock; (iii) amendments to the Company's 1991 Stock Option Plan (the "1991 Option Plan") increasing the number of shares of Common Stock available for awards under the 1991 Option Plan and making certain other revisions thereto; (iv) the extension of the Company's Management Incentive Plan and certain other revisions thereto; and (v) ratification of the Board of Directors' appointment of Ernst & Young LLP, independent certified public accountants, as auditors for the Company for the fiscal year ending March 31, 1997. Our Annual Report to Stockholders for the fiscal year ended March 31, 1996 accompanies this Proxy Statement.

   We look forward to seeing you at the Meeting. Whether or not you are planning to attend, we urge you to return the enclosed proxy at your earliest convenience.
                                            Sincerely,


                                            /s/ BRIAN McADAMS
                                            ----------------------------------
                                            Brian McAdams
                                            Chairman of the Board
                                            and Chairman of
                                            the Executive Committee

                          NATIONAL MEDIA CORPORATION
                              1700 Walnut Street
                            Philadelphia, PA 19103
                                    ------
                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held On July 25, 1996
                                    ------

TO THE STOCKHOLDERS OF NATIONAL MEDIA CORPORATION:

   The annual meeting of stockholders (the "Meeting") of National Media Corporation (the "Company") will be held at The Union League, 140 South Broad Street, Philadelphia, Pennsylvania 19102 at 10:00 a.m. on Thursday, July 25, 1996, for the following purposes:

   I. To elect ten (10) Directors to hold office until the Company's next annual meeting of stockholders;

   II. To consider and vote upon a proposal to amend the Company's Certificate of Incorporation by increasing the number of authorized shares of Common Stock;

   III. To consider and vote upon a proposal to amend the Company's 1991 Stock Option Plan (the "1991 Option Plan") by increasing the number of shares of Common Stock available for awards under the 1991 Option Plan and by making certain other revisions thereto;

   IV. To consider and vote upon a proposal to extend the Company's Management Incentive Plan (the "Incentive Plan") beyond March 1997 and to make certain other revisions thereto;

   V. To ratify the Board of Directors' appointment of Ernst & Young LLP, independent certified public accountants, as auditors for the Company for the fiscal year ending March 31, 1997; and

   VI. To transact such other business as may properly come before the Meeting.

   The close of business on June 7, 1996 has been fixed as the record date for the Meeting. Only stockholders of record of the Company at that time are entitled to notice of and to vote at the Meeting or any adjournment(s) or postponement(s) thereof.

   All stockholders of the Company are cordially invited to attend the Meeting. Proxies for the Meeting are being solicited by the Board of Directors of the Company. Reference is made to the attached proxy for further information with respect to the business to be transacted at the Meeting. The Board of Directors urges you to date, sign and return the enclosed proxy card to give voting instructions with respect to your shares of Common Stock and/or Series B Preferred Stock (as hereinafter defined) in the enclosed postage pre-paid envelope.

                                          By order of the Board of Directors
                                          MARSHALL A. FLEISHER, ESQ.
                                          Secretary

June 21, 1996
Philadelphia, Pennsylvania

                          NATIONAL MEDIA CORPORATION
                              1700 WALNUT STREET
                       PHILADELPHIA, PENNSYLVANIA 19103
                                    ------
                               PROXY STATEMENT
                                    ------

   The enclosed proxy is solicited by the Board of Directors of National Media Corporation (the "Company"), a Delaware corporation, for use at the annual meeting of stockholders of the Company (the "Meeting") to be held at The Union League, 140 South Broad Street, Philadelphia, Pennsylvania 19102 at 10:00 a.m. on Thursday, July 25, 1996, or any adjournment(s) or postponement(s) thereof. This Proxy Statement and accompanying proxy are first being mailed to stockholders on or about June 21, 1996.

             VOTING AT THE ANNUAL MEETING; REVOCATION OF PROXIES

   The record date for determining the stockholders entitled to notice of and to vote at the Meeting has been fixed at the close of business on June 7, 1996 (the "Record Date"). As of such date, the Company had approximately 19,612,008 shares of common stock, par value $.01 per share ("Common Stock") issued and outstanding, each of which is entitled to one (1) vote as to all matters to be acted upon at the Meeting; and 124,500 shares of its Series B Convertible Preferred Stock, par value $.01 per share (the "Series B Preferred Stock") issued and outstanding, each of which is entitled to ten
(10) votes per share as to all matters to be voted upon at the Meeting except the election of the ten (10) Directors as to which the holders of the Series B Preferred Stock shall have no voting rights. The total number of votes entitled to be cast at the Meeting as to non-election matters is 20,857,008.

   Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Meeting or any adjournment(s) or postponement(s) thereof. The presence, in person or by proxy, of holders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on each matter to be acted upon at the Meeting will constitute a quorum at the Meeting.

   Except with respect to the election of Directors, on all matters presented to the Company's stockholders for a vote at the Meeting, the Common Stock and the Series B Preferred Stock will vote as a single class. The holders of Common Stock shall not have cumulative voting rights in connection with the election of Directors.

   The Board of Directors does not intend to bring any matter before the Meeting other than the matters specifically referred to in the notice of the Meeting, nor does the Board of Directors know of any matter which anyone else proposes to present for action at the Meeting. However, if any other matter properly comes before the Meeting, the persons named in the accompanying proxy or their duly constituted substitutes acting at the Meeting will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matter. Proxies indicating a vote against the proposals contained herein may not be voted by the persons marked in the accompanying proxy or their duly constituted substitutes for adjournment of the Meeting.

   WHITE proxy card(s) for use by holders of the Company's Common Stock and/or WHITE proxy card(s) with a BLUE STRIPE for use by the holders of the Series B Preferred Stock are enclosed herewith. Properly executed proxies will be voted in accordance with the instructions therein. In the absence of instruction, the shares of Common Stock represented at the Meeting by the enclosed proxy will be voted FOR the election of each of the nominees of the Board of Directors in the election of Directors, and the shares of Common Stock or Series B Preferred Stock represented at the Meeting by the enclosed proxy will be voted (i) FOR the proposal to amend the Company's Certificate of Incorporation by increasing the number of authorized shares of Common Stock; (ii) FOR the proposal to amend the Company's 1991 Stock Option Plan (the "1991 Option Plan") by increasing the number of shares of Common Stock available for awards under the 1991 Option Plan and by making certain other revisions thereto; (iii) FOR the proposal to extend the Company's Management Incentive Plan (the "Incentive Plan") and to make certain other revisions thereto; and (iv) FOR the ratification of the appointment of Ernst and Young LLP, independent certified public accountants, as auditors for the Company for the fis-cal year ending March 31, 1997. Any stockholder giving a proxy may revoke it at any time prior to its use at the Meeting by (i) giving written notice of revocation to the Secretary of the Company or (ii) executing and delivering to the Company a later dated proxy. Mere attendance at the Meeting, without submitting such written notice of revocation, will not revoke the proxy.

                            ADDITIONAL INFORMATION

   The Company will furnish without charge to any stockholder, upon written or oral request, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1996 and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934. Requests for such documents should be addressed to Marshall A. Fleisher, Esq., Vice President (Legal) and Corporate Secretary of National Media Corporation, 1700 Walnut Street, Philadelphia, Pennsylvania 19103, telephone number (215) 772-5000.

   Questions concerning the voting of your shares should be directed to the toll-free number established at the Company s request by Georgeson & Company, Inc. (1-800-223-2064), which you are welcome to call between the hours of 9:00 a.m. and 8:00 p.m. (Eastern Standard Time) Monday through Friday.

                           SOLICITATION OF PROXIES

   The expense of the solicitation of proxies will be borne by the Company. The Company has engaged Georgeson & Company, Inc. to assist in the solicitation of proxies from stockholders for an estimated fee of $6,500. Solicitations may also be made by certain members of senior management of the Company without additional compensation. Proxies will be solicited by use of the mails and may also be solicited personally or by telephone, telegraph, telegram, cablegram, facsimile or other electronic transmission. Bankers, brokers and others holding stock in their names or in the names of nominees will be reimbursed for out-of-pocket expenses incurred in forwarding proxies and proxy materials to the beneficial owners of such shares.

                                  PROPOSAL I

                            ELECTION OF DIRECTORS

ELECTION

   The By-Laws of the Company provide that the Board of Directors shall be composed of three (3) to eleven (11) Directors, with such number to be fixed by the Board of Directors. Currently, the number of Directors of the Company, as fixed by the Board of Directors, is eleven (11) Directors and has been decreased, effective upon the occurrence of the Meeting, to ten (10). The Company is nominating ten (10) Directors for re-election at the Meeting. Charles Andes, a Director of the Company since October 1994, has decided not to stand for re-election. Each of the ten (10) Directors to be elected at the Meeting will be elected by the holders of the Common Stock. Two of the holders of Series B Preferred Stock have a contractual right to representation on the Board of Directors. Ira M. Lubert will act as a representative of such holders on the Board of Directors if elected.

   Set forth below is certain information with respect to the persons nominated by the Board of Directors. With respect to each such person, such information includes his age, the period during which he has served as a Director of the Company and his principal occupation and employment during the past five years. All nominees are currently Directors of the Company. Unless otherwise specified on the enclosed proxy card, each proxy received from the holders of shares of Common Stock will be voted for the election as Directors of the ten (10) nominees named below as nominees to serve until the next annual meeting of stockholders and until a successor in office shall be duly elected and qualified. Each of the nominees has consented to be named as a nominee in this Proxy Statement and to serve as a Director if elected. Should any nominee become unable or unwilling to accept his nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board of Directors.

VOTE REQUIRED FOR APPROVAL

   The ten (10) Directors are required to be elected by a plurality of the votes cast as to the subject Board seat. Votes may be cast in favor of or withheld for any or all of the appropriate nominees. Unless otherwise instructed by a record holder submitting a proxy, the persons named in a proxy will vote the shares represented thereby for the election of all such appropriate nominees. Abstentions and broker non-votes will not be counted toward a nominee's achievement of a plurality and thus will have no effect on the outcome of the election of Directors.

   The Board of Directors unanimously recommends a vote FOR each of the nominees listed below.

   The following persons have been nominated for election as Directors:

          NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS BY HOLDERS
                        OF THE COMPANY'S COMMON STOCK

              Name                                             Description
 -------------------------------   -------------------------------------------------------------------
David J. Carman  ...............  David J. Carman, age 45, served as President and Chief Operating Officer of the Company's Quantum International Ltd. ("Quantum") subsidiary since joining the Company in December 1991 until April 1995, has been President and Chief Executive Officer of Quantum since April 1995 and has been
                                  Executive Vice President of the Company since September 1994. From June
                                  1991 to August 1994, Mr. Carman served as Vice President of the Company.
                                  From October 1989 to June 1991, Mr. Carman had been Vice President in charge of European, Central Pacific, Australian and New Zealand operations of The Franklin Mint. Between 1986 and 1989, he had been President of various international subsidiaries of The Franklin Mint. Prior to that time, Mr. Carman held a Teaching Fellowship at an Australian university and was President of his own strategic consulting company. Mr. Carman has served as a Director of the Company since April 1993.

Constantinos I. Costalas  ......  Constantinos I. Costalas, age 60, has been the Vice Chairman of the Company since September 1994 and was the Senior Financial Officer from April
                                  1995 until May 1996. He served as Chairman of the Board, President and
                                  Chief Executive Officer of Glendale Bancorporation and as Chairman of
                                  the Board, President and Chief Executive Officer of Glendale National
                                  Bank of New Jersey until February 1994. Such positions were held since
                                  1985 and 1976, respectively. Mr. Costalas has served as a Director of the Company since May 1993.

Albert R. Dowden(2)  ...........  Albert R. Dowden, age 54, has served as a Director, President and Chief
                                  Executive Officer of Volvo North America Corporation and Senior Vice
                                  President of AB Volvo since January 1991. Prior to such time, he served in various other positions with Volvo North America Corporation since
                                  1974, most recently as Executive Vice President and Deputy to the President
                                  and Chief Executive Officer from June 1989 to January 1991. Mr. Dowden also serves on the Board of Directors of the National Association of
                                  Manufacturers, the Association of International Automobile Manufacturers,
                                  the Business Committee for the Arts, the Center for International
                                  Leadership, the Madison Square Boys & Girls Club, the United Way of New
                                  York City, the Cortland Trust, the American Scandinavian Foundation,
                                  the American Intercultural Student Exchange, the American Institute for
                                  Public Service and the Swedish American Chamber of Commerce. Mr. Dowden
                                  has served as a Director of the Company since August 1995.

              Name                                             Description
 -------------------------------   -------------------------------------------------------------------
Michael J. Emmi(1)  ............  Michael J. Emmi, age 54, has served as Chairman of the Board, Chief Executive
                                  Officer and President of Systems & Computer Technology Corporation, a
                                  provider of computer software and services, since May 1985. Mr. Emmi is also a Director of CompuCom Systems, Inc., Premier Solutions, Inc.
                                  and The Franklin Institute and is the Chairman of the Pennsylvania Chapter
                                  of the American Electronics Association. Mr. Emmi has served as a Director of the Company since April 1995.

William M. Goldstein, Esq.  ....  William M. Goldstein, Esq., age 60, is a Managing Partner and Chairman
                                  of the Tax Department of the law firm of Drinker Biddle & Reath in Philadelphia,
                                  Pennsylvania, where he has practiced since 1982. Mr. Goldstein specializes in federal taxation, securities law and general corporate law. He previously held the position of Deputy Assistant Secretary for Tax Policy with the
                                  United States Department of Treasury. Mr. Goldstein is also a Director of Integra LifeSciences Corporation. Mr. Goldstein has served as a Director of the Company since April 1996.

Frederick S. Hammer(1)(3)  .....  Frederick S. Hammer, age 60, has been a partner of Inter- Atlantic Securities
                                  Corporation, an investment banking firm focused primarily on the financial services industry, since December 1994. From February 1993 to June 1994,
                                  Mr. Hammer was Chairman of Mutual of America Capital Management Corporation.
                                  From 1989 until 1993, Mr. Hammer was President of the SEI Asset Management
                                  Group in Wayne, Pennsylvania. From 1989 until 1991, Mr. Hammer was Mazur
                                  Fellow at the Wharton School of the University of Pennsylvania. Mr. Hammer
                                  presently serves on the Board of Directors of Alco Standard Corporation,
                                  Tri-Arc Financial Services, Inc., Search Capital, Inc. and United Student
                                  Aid Group, and was previously a director of Meritor Savings Bank. Mr.
                                  Hammer has served as a Director of the Company since October 1994.

              Name                                             Description
 -------------------------------   -------------------------------------------------------------------
Mark P. Hershhorn  .............  Mark P. Hershhorn, age 46, has served as President of the Company since
                                  August 1994, has been Chief Executive Officer of the Company and Chairman of Quantum since April 1995 and served as Chief Operating Officer of the Company from August 1994 until April 1995. From June 1993 to August
                                  1994, Mr. Hershhorn served as President and Chief Operating Officer of
                                  Buckeye Communications, Inc., a licensing and theme park development company. From December 1991 to April 1993 Mr. Hershhorn was President
                                  and Chief Operating Officer of the Company. From April 1990 until December
                                  1991, Mr. Hershhorn was Senior Vice President of Food Operations and
                                  Joint Ventures for Nutri/System, Inc. From 1985 to January 1990, Mr.
                                  Hershhorn was an executive with The Franklin Mint in Philadelphia,
                                  Pennsylvania, serving as Vice President and Chief Financial Officer, as well as a Director. Mr. Hershhorn has served as a Director of the
                                  National Infomercial Marketing Association since September 1994 and was elected to its Executive Committee in September 1995. Mr. Hershhorn has
                                  served as a Director of the Company since September 1994.

Ira M. Lubert  .................  Ira M. Lubert, age 46, has served as Managing Director of Radnor Venture
                                  Management Company and of Technology Leaders Management, Inc., both of which are venture capital management companies, since 1988. Mr. Lubert is a Director of CompuCom Systems, Inc. Mr. Lubert has served as Director of the Company since December 1994.

Brian McAdams  .................  Brian McAdams, age 54, has served as Chairman of the Board and Chairman of the Executive Committee of the Company since September 1994. He was also Chief Executive Officer of the Company from September 1994 to April
                                  1995. From 1976 through November 1994, Mr. McAdams served as President and Chief Executive Officer and continues to serve as a Director of McAdams,
                                  Richman & Ong, Inc., a national advertising and design firm. In 1994, he was named Chairman of such firm and continues in that role today.
                                  He is also a Director of Crusader Savings and Loan Association and Chairman
                                  of the Penjerdel Telecommunications Committee. Mr. McAdams served on the board of the Council of the Better Business Bureau between 1989 and
                                  1995. Mr. McAdams has served as a Director of the Company since June
                                  1990.

Jon W. Yoskin II(1)(2)  ........  Jon W. Yoskin II, age 56, has served as Chairman, Chief Executive Officer and a Director of Tri-Arc Financial Services, Inc., a provider of specialized insurance products to the financial services industry, since 1986. Prior to that time, he worked in the insurance and banking industries with companies such as Meritor Savings Bank, TransAtlantic Life Insurance
                                  Assurance Company and Royal Oak Insurance Company. Mr. Yoskin has served as a Director of the Company since June 1994.

- ------

(1) Member of the Audit Committee.
(2) Member of the Compensation Committee.
(3) Member of the Nominating Committee.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

   During the fiscal year ended March 31, 1996, there were ten (10) meetings of the full Board of Directors. All nominees attended at least 75% of the meetings held during their terms as Directors. The Company's Board of Directors has an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating Committee and a Legal, Finance, Mergers and Acquisitions Committee. Each committee met at least once during the fiscal year ended March 31, 1996. All committee members attended at least 75% of all committee meetings held during their terms as members of such committees.

   Audit Committee. The Audit Committee is currently composed of three (3) non-employee Directors. The current members of the Audit Committee are Messrs. Hammer, Emmi and Yoskin. This committee meets with the Company's independent public accountants to review the scope and results of auditing procedures and the Company's accounting procedures and controls. The Audit Committee also provides general oversight with respect to the accounting principles employed in the Company's financial reporting. The Audit Committee met four (4) times during the fiscal year ended March 31, 1996.

   Compensation Committee. The Compensation Committee is composed of two (2) non-employee Directors. The current members of the Compensation Committee are Messrs. Yoskin and Dowden. The Compensation Committee is responsible for determining and reviewing the compensation of the officers of the Company, including the Company's Chief Executive Officer. The Compensation Committee determines and reviews executive bonus plan targets and allocations and administers the terms and provisions of the Company's stock option plans. The Compensation Committee met six (6) times during the fiscal year ended March 31, 1996.

   Nominating Committee. The Nominating Committee is composed of two (2) non-employee Directors. The current members of the Nominating Committee are Messrs. Hammer and Andes. The Nominating Committee is responsible for reviewing candidates and recommending to the Board nominees for membership on the Board of Directors. The Nominating Committee met three (3) times during the fiscal year ended March 31, 1996.

                       SECURITY OWNERSHIP OF MANAGEMENT

   On June 7, 1996, there were outstanding and entitled to vote approximately 19,612,008 shares of Common Stock and 124,500 shares of Series B Preferred Shares (each of which is entitled to ten (10) votes on all non- election matters expected to be presented to the Company's stockholders at the Meeting). The following table sets forth certain information at June 7, 1996 with respect to the beneficial ownership of shares of Common Stock by (i) each Director/nominee, (ii) each executive officer of the Company and (iii) all Directors and executive officers of the Company as a group. Except for David J. Carman, John W. Kirby and Michael S. Levey, the address for each such person is 1700 Walnut Street, Philadelphia, Pennsylvania 19103. Mr. Carman's address is C1-21 Soho Square, London, United Kingdom, WIV5FD. Mr. Kirby's address is 300 Esplanade Drive, Suite 1680, Oxnard, California 93030. Mr. Levey's address is 14724 Ventura Boulevard, Suite 600, Sherman Oaks, California 91403.

                         NUMBER OF SHARES OF STOCK OWNED

                                                           Total Number
                                                           of Shares of      Percent of
                                             Series B      Common Stock     Common Stock       Percent of
                                Common       Preferred     Beneficially     Beneficially      Total Voting
          Name(1)             Stock(2)(3)      Stock         Owned(4)        Owned(5)(6)      Power(5)(7)
 --------------------------   -----------   -----------    --------------   --------------   --------------
Charles L. Andes  .........       20,000       1,250            32,500            *                *
David J. Carman  ..........      373,258           0           373,258          1.9%               *
Constantinos I. Costalas  .       57,949           0            57,949            *                *
Dolores Dinyon  ...........        2,834           0             2,834            *                *
Albert R. Dowden  .........        6,000           0             6,000            *                *
Michael J. Emmi  ..........        7,000           0             7,000            *                *
Marshall A. Fleisher  .....       16,449           0            16,449            *                *
James M. Gallagher  .......       12,573           0            12,573            *                *
William M. Goldstein  .....       15,000           0            15,000            *                *
Frederick S. Hammer  ......       60,000       2,500            85,000            *                *
Mark P. Hershhorn  ........      261,547           0           261,547          1.3%              1.0%
James A. Jernigan  ........      113,110           0           113,110            *                *
John W. Kirby  ............      374,784           0           374,784          1.9%              1.8%
Michael S. Levey  .........      600,026           0           600,026          3.1%              2.9%
Ira M. Lubert  ............       82,500           0            82,500            *                *
Brian McAdams  ............       57,114           0            57,114            *                *
John J. Sullivan.  ........      167,320           0           167,320            *                *
Jon W. Yoskin II  .........      116,712           0           116,712            *                *
All executive officers and
  Directors as a group
  (18 persons)(8) .........    2,344,176       3,750         2,381,676          11.7%             7.9%

- ------
*Less than one percent.

(1) To the Company's knowledge, each Director and executive officer listed above has sole voting and investment power (with his spouse, in certain circumstances) with respect to all shares indicated as beneficially owned by such Director or executive officer.
(2) Includes shares which may be acquired upon the exercise of immediately exercisable outstanding stock options in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 as follows: Mr. Carman, 200,000; Mr. Costalas, 25,000; Mr. Fleisher, 16,000; Mr. Gallagher, 11,667; Mr. Hammer, 25,000; Mr. Jernigan, 105,000; Mr. McAdams, 5,000; Mr. Sullivan, 50,000; Mr. Yoskin, 25,000; and all executive officers and Directors as a group, 462,667.
(3) Includes shares which may be acquired upon the exercise of immediately exercisable warrants in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 as follows: Mr. Andes, 15,000; Mr. Carman, 30,000; Mr. Hammer, 30,000; Mr. Hershhorn, 60,000; Mr. Lubert, 65,000; Mr. Sullivan, 22,500; Mr. Yoskin, 42,552 and all executive officers and Directors as a group, 265,052.
(4) In accordance with Rule 13d-3, includes shares of Common Stock issuable upon the conversion of Series B Preferred Stock.
(5) All percentages are rounded to the nearest tenth of a percent.
(6) Based on 19,612,008 shares issued and outstanding as of June 7, 1996 as determined in accordance with Rule 13d-3.
(7) Based on 20,857,008 shares issued and outstanding as of June 7, 1996. Includes all shares of Common Stock owned and all shares of Common Stock issuable upon exercise of Series B Preferred Stock owned, but does not include options to purchase Common Stock or warrants exercisable into Common Stock.
(8) Does not include (a) options which will be granted if Proposal III is approved; or (b) shares which will be granted to Mr. Dowden, Mr. Emmi, Mr. Goldstein, Mr. Hammer, Mr. Lubert and Mr. Yoskin in the event of their re-election to the Board of Directors at the Meeting.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The following table sets forth certain information at June 7, 1996 with respect to each person, known by the Company to beneficially own more than 5% of the Common Stock as determined in accordance with Rule 13d-3. Certain of the information set forth below is derived, without independent investigation on the part of the Company, from filings made by such persons on Schedule 13D and Schedule 13G pursuant to Rule 13d-3.

                         NUMBER OF SHARES OF STOCK OWNED

                                                                       Total Number
                                                                       of Shares of      Percent of
                                                         Series B      Common Stock     Common Stock       Percent of
                                            Common       Preferred     Beneficially     Beneficially      Total Voting
                Name(1)                    Stock(2)        Stock         Owned(3)        Owned(4)(5)      Power(4)(6)
 --------------------------------------   -----------   -----------    --------------   --------------   --------------
John J. Turchi, Jr.  ..................    1,543,265           0         1,543,265           7.6%             3.4%
 1700 Walnut Street
 Philadelphia, PA 19103

McCullough, Andrews  ..................    1,602,000           0         1,602,000           8.2%             7.7%
 & Cappiello, Inc. (7)
 101 California Street
 Suite 4250
 San Francisco, CA 94111

Safeguard Group(8)(9)  ................    3,227,500      85,000         4,077,500          17.3%             4.3%
 800 The Safeguard Building
 435 Devon Park Drive
 Wayne, PA 19087

(a) Safeguard Scientifics, Inc.(9)(10) .   2,250,000      50,000         2,750,000          12.3%             2.4%

(b) Technology Leaders II Management
    L.P.(9)(11) .......................      850,000      25,000         1,100,000           5.3%             1.2%

(c) Warren V. Musser  .................                    5,000            50,000              *                *

(d) Robert Keith  .....................       25,000           0            25,000              *                *

(e) Ira M. Lubert(9)  .................       82,500           0            82,500              *                *

(f) Gary Anderson  ....................                    1,250            12,500              *                *

(g) Charles Andes(9)  .................       20,000       1,250            32,500              *                *

(h) Jean Tempel  ......................                    2,500            25,000              *                *

- ------
* Less than 1%
 (1) To the Company's knowledge, except as otherwise indicated in the footnotes to this table, each of the persons named in this table has sole voting and investment power with respect to all shares of Common Stock reported as beneficially owned by such person.
 (2) In accordance with Rule 13d-3, includes 825,000 shares which may be acquired by Mr. Turchi upon the exercise of immediately exercisable outstanding stock options.
 (3) In accordance with Rule 13d-3, includes shares of Common Stock issuable upon the conversion of Series B Preferred Stock.
 (4) All percentages are rounded to the nearest tenth of a percent.

 (5) Based on 19,612,008 shares issued and outstanding as of June 7, 1996 as determined in accordance with Rule 13d-3.
 (6) Based on 20,857,008 shares issued and outstanding as of June 7, 1996. Includes all shares of Common Stock owned and all shares of Common Stock issuable upon exercise of Series B Preferred Stock owned, but does not include options to purchase Common Stock and warrants exercisable into Common Stock.
 (7) Based on information contained in a Form 13F dated March 1996.

 (8) Based on information provided by the Safeguard Group.
 (9) Includes shares which may be acquired upon the exercise of immediately exercisable warrants in accordance with Rule 13d-3 under the Securities Exchange Act of 1934.
(10) All shares listed as beneficially owned by Safeguard Scientifics, Inc. ("SSI") are held in the name of Safeguard Scientifics (Delaware), Inc. ("SSD"). SSD is a wholly owned subsidiary of SSI. SSI and SSD each have shared voting and investment power with respect to such shares.
(11) All shares listed as beneficially owned by Technology Leaders II Management L.P. ("TLM") are held in the name of Technology Leaders II L.P. and Technology Leaders II Offshore C.V. TLM as the general partner of each of such entities has sole voting and investment power with respect to such shares.

                      EXECUTIVE OFFICERS OF THE COMPANY

   Biographical information for Dolores Dinyon, Marshall A. Fleisher, Esq., James A. Jernigan, James M. Gallagher, John W. Kirby, Michael S. Levey and John J. Sullivan is set forth below. Biographical information for David J. Carman, Constantinos I. Costalas, Mark P. Hershhorn and Brian McAdams is set forth above under the caption "ELECTION OF DIRECTORS."

   Dolores Dinyon, age 41, has been Senior Vice President, Global Marketing and Product Development since January 1995. From May 1991 until January 1995, Ms. Dinyon was Vice President of Marketing and Sales for Myron Manufacturing ("Myron"). Prior to joining Myron, Ms. Dinyon served as Vice President of Marketing for the Female Collectables and Home Decor division of The Franklin Mint.

   Marshall A. Fleisher, Esq., age 44, has served as Vice President (Legal) and Corporate Secretary of the Company since December 1994. From September 1992 to December 1994, Mr. Fleisher was the Company's Vice President and General Counsel for Business Affairs. From July 1984 to August 1992, Mr. Fleisher practiced law at the firm of Duane, Morris & Heckscher in Philadelphia, Pennsylvania, where, as a partner and an associate, he specialized in finance, intellectual property and general corporate law.

   James A. Jernigan, age 53, was promoted to the position of President of the Company's North American Operations in January 1996. Mr. Jernigan has served as Executive Vice President of the Company and Chief Operating Officer of the Company's North American Operations since September 1994. From June 1994 until September 1994, he served as Senior Vice President and Chief Operating Officer of the Company. From January 1992 until June 1994, Mr. Jernigan was Vice President, Manufacturing, Sourcing and International Operations of the Company. He was Vice President of Sourcing and International Operations at The Franklin Mint from December 1987 to January 1992.

   James M. Gallagher, age 39, has served as Vice President and Chief Financial Officer of the Company since May 1996. From October 1993 to May 1996, Mr. Gallagher served as Vice President and Corporate Controller of the Company. Prior to joining the Company, Mr. Gallagher was employed by Ernst & Young LLP, an international public accounting firm, where Mr. Gallagher was employed in various capacities from January 1979 to October 1993, most recently as senior manager.

   John W. Kirby, age 36, is Executive Vice President of the Company and Chairman and Chief Executive Officer of DirectAmerica Corporation, a wholly-owned subsidiary of the Company which was acquired, along with California Production Group, Inc., ("CAPG"), in October 1995 (collectively with CAPG, "DirectAmerica"). He has served as Chairman of the Board, Chief Executive Officer and President of DirectAmerica since August 1994 and as Executive Vice President of the Company since its acquisition of DirectAmerica in October 1995. Mr. Kirby previously served as Chairman of the Board, Chief Executive Officer and President of CAPG from January 1991 until the Company's acquisition of CAPG in October 1995.

   Michael S. Levey, age 47, serves as Executive Vice President of the Company and Chief Executive Officer of Positive Response Television, Inc., a wholly-owned subsidiary of the Company which was acquired in May 1996 ("Positive Response"). Mr. Levey founded Positive Response in 1988. From 1985 to 1989, Mr. Levey was employed by Twin Star Productions, where he produced infomercials and developed fulfillment, outbound marketing and product selection activities.

   John J. Sullivan, age 49, has served as Senior Vice President, Administration, Planning and Investor Relations of the Company since April 1995 and as Vice President, Treasurer and Chief Financial Officer of the Company from September 1991 to April 1995. From 1989 to September 1991, Mr. Sullivan was Chief Financial Officer of Gold Medal Sporting Goods. Prior to that time, Mr. Sullivan was employed by The Franklin Mint for more than 18 years in various capacities, most recently as Corporate Controller.

   The term of office for each of the Company's executive officers expires on the date of the organizational meeting of the Board of Directors, to be held immediately following the Meeting, at which time the Board of Directors intends to reappoint each officer.

                                 PROPOSAL II

                  APPROVAL OF AN AMENDMENT TO THE COMPANY'S
            CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF
                     AUTHORIZED SHARES OF COMMON STOCK TO
                      75,000,000 SHARES OF COMMON STOCK

   On May 20, 1996, the Board of Directors unanimously adopted a resolution approving an amendment to the first paragraph of Article Fourth of the Company's Certificate of Incorporation increasing the number of shares of Common Stock which the Company is authorized to issue from 50,000,000 to 75,000,000. The Board of Directors determined that such an amendment is advisable and directed that the proposed amendment be considered by the Company's stockholders at the Meeting.

   The full text of the introductory paragraph of Article Fourth of the Company's Certificate of Incorporation, if amended as proposed, will be as follows:

    The aggregate number of shares which the Company shall have the authority to issue is 85,000,000 of which 10,000,000 shall be Preferred Stock par value $.01 and 75,000,000 shall be common stock par value $.01 ("Common Stock") and the voting powers, designations, preferences and relative, participating, optional or other special qualifications, limitations or restrictions thereof are set forth hereinafter:

   The amendment will not increase the number of shares of Preferred Stock authorized. The relative rights and limitations of the Common Stock and Preferred Stock would remain unchanged under the proposed amendment.

PURPOSES AND EFFECTS OF INCREASING THE NUMBER OF AUTHORIZED SHARES OF COMMON
STOCK

   The proposed amendment would increase the number of shares of Common Stock which the Company is authorized to issue from 50,000,000 to 75,000,000. The additional 25,000,000 shares, if and when issued, would have the same rights and privileges as the shares of Common Stock presently issued and outstanding. The holders of Common Stock of the Company are not entitled to preemptive rights or cumulative voting.

   On the Record Date, the Company had 19,612,008 shares of Common Stock issued and outstanding. In addition, as of such date, an aggregate of approximately 16,354,966 shares of Common Stock were reserved or allocated for issuance by the Company (i) upon exercise of options granted, or to be granted upon the approval of Proposal III, under the Company's employee stock option plans and pursuant to certain employment agreements; (ii) upon exercise of warrants issued in connection with certain capital-raising and other business transactions completed by the Company; (iii) upon conversion of issued and outstanding Series B Preferred Stock; (iv) pursuant to its Incentive Plan and Director's Stock Grant Plan; and (v) in connection with the proposed transactions described below.

   In late May 1996, the Company executed definitive agreements to acquire Prestige Marketing Limited and Prestige Marketing International Limited (collectively, "Prestige") and Suzanne Paul Holdings Pty Limited and its operating subsidiaries ("Suzanne Paul"). Prestige and Suzanne Paul are direct response television marketing companies operating in New Zealand and Australia, respectively. The aggregate consideration to be paid by the Company for Prestige and Suzanne Paul will include 787,879 shares of Common Stock. In addition, the Company may pay up to an aggregate of an additional $5 million in Common Stock, valued at then present market prices, in 1997 and 1998, contingent upon the levels of net income achieved in those years by Prestige and Suzanne Paul.

   Additionally, on June 14, 1996, the Company filed a registration statement with the Securities and Exchange Commission concerning a public offering of up to 2,000,000 shares of Common Stock (not including an underwriters' over-allotment option of up to 300,000 additional shares).

   After taking into account the number of currently issued and outstanding shares of Common Stock together with the shares of Common Stock reserved or allocated for issuance by the Company, the Company has approximately 14,000,000 shares of Common Stock which remain unreserved for issuance. A significant element of the Company's business strategy is the continued expansion of the Company's business in existing and in new markets, in part through the acquisition of existing operating companies. The ability of the Company to utilize Common Stock as consideration in any such transaction is viewed by management as a key element of such growth strategy. The Board of Directors recommends the proposed increase in the authorized number of shares of Common Stock to ensure that an adequate number of authorized and unissued shares is available principally for (i) the raising of additional capital for the operations of the Company and (ii) the financing of the acquisitions of other businesses. Except as described above, there are currently no plans or arrangements relating to the issuance of any of the additional shares of Common Stock proposed to be authorized and such shares would be available for issuance without further action by stockholders, unless required by the Company's Certificate of Incorporation, its By-Laws or by applicable law.

   The increase in the number of authorized shares of Common Stock has not been proposed for any anti- takeover-related purpose, and the Board of Directors and management of the Company have no knowledge of any current effort to obtain control of the Company or accumulate large amounts of its Common Stock. However, the availability of additional shares of Common Stock could make any attempt to gain control of the Company or of the Board of Directors more difficult. Shares of authorized but unissued Common Stock could be issued in an effort to dilute the stock ownership and voting power of any person or entity desiring to acquire control of the Company, which might have the effect of discouraging or making less likely such a change of control. Such shares could also be issued to other persons or entities who support the Board of Directors in opposing a takeover attempt that the Board of Directors has deemed not to be in the best interests of the Company and its stockholders.

   In evaluating the proposed amendment, stockholders should consider the effect of certain other provisions of the Company's Certificate of Incorporation and By-Laws which may have anti-takeover consequences. These provisions include (a) the authorization of up to 10,000,000 shares of Preferred Stock, the terms of which may be fixed by the Board of Directors without further action by stockholders, (b) a provision that standing Directors may be removed only by a majority vote of stockholders entitled to vote, (c) a limitation on the ability of stockholders to call special stockholder meetings, and (d) a provision that vacancies in, and newly created directorships resulting from an increase in the authorized number of Directors on, the Board of Directors may be filled by a majority of the remaining Directors.

EFFECTIVE DATE OF PROPOSED AMENDMENT

   If the proposed amendment to Article Fourth of the Certificate of Incorporation of the Company is adopted by the required vote of the Company's stockholders, such amendment will become effective upon the filing by the Company of a Certificate of Amendment to the Company's Certificate of Incorporation with the Secretary of the State of Delaware, which is expected to be accomplished as soon as practicable after stockholder approval is obtained.

VOTE REQUIRED FOR APPROVAL

   The proposal to approve the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock to 75,000,000 shares of Common Stock described above requires the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting for its approval. Abstentions may be specified on the proxy and will be considered present at the Meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the Meeting is required to approve the proposal. Broker non-votes are considered not present at the Meeting and, therefore, will not be voted or have any effect on the proposal.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSED
                                  AMENDMENT.

                                 PROPOSAL III

        APPROVAL OF AMENDMENTS TO THE COMPANY'S 1991 STOCK OPTION PLAN

THE PROPOSAL

   At the Meeting, there will be presented to the stockholders a proposal to increase the number of shares covered by the 1991 Stock Option Plan, as heretofore amended (the "1991 Option Plan"), by 3,000,000 shares and to make certain other revisions thereto. Previously, stockholders have approved a total of 3,565,000 shares of Common Stock for issuance under the 1991 Option Plan. In addition to an increase in the number of shares of Common Stock available for issuance pursuant to the 1991 Option Plan, the Board of Directors has also approved for proposal to the stockholders revisions to the 1991 Option Plan pursuant to which each non- employee Director will receive, upon the receipt of stockholder approval of this Proposal III, a one-time grant of options to purchase 50,000 shares of the Company's Common Stock at the market price on the date of stockholder approval. The proposed revisions to the 1991 Option Plan further provide that any non-employee Director elected to the Board of Directors for the first time after the Meeting will be eligible to receive a one-time grant of options to purchase 50,000 shares of Common Stock upon such non-employee Director's initial election to the Board of Directors by the Company's stockholders, at the market price on such date. If the proposed revisions are approved, such options will be issued in lieu of the following non-cash remuneration presently received by non-employee Directors, which will be discontinued: options to purchase 25,000 shares of Common Stock upon initial election to the Board of Directors by the Company's stockholders; and a grant of 5,000 shares of Common Stock upon each election of such non-employee Director to the Board of Directors by the Company's stockholders.

   Of the shares which are the subject of the proposed increase, persons named in the Summary Compensation Table (appearing hereinafter) would receive an aggregate of 1,290,000 options to purchase shares of Common Stock in the following increments: options to purchase 250,000 of such shares of Common Stock at the market price on the date of stockholder approval have been granted, subject to stockholder approval of this Proposal III, to each of Messrs. McAdams, Costalas, Hershhorn and Carman in recognition of the Company's and their recent performance. Mr. Jernigan and Mr. Sullivan have each been granted options, subject to approval of this Proposal III, to purchase 50,000 of such shares of Common Stock, also at the market price on the date of stockholder approval. In addition, Mr. McAdams and Mr. Costalas were previously granted, subject to stockholder approval of this Proposal III, 110,000 options and 80,000 options, respectively, in connection with the execution of their employment agreements with the Company in 1995.

   This Proposal III reflects a series of carefully considered and coordinated changes in the approach of the Board of Directors toward compensation of management, Directors and employees. In its continuing effort to tailor the Company's compensation package to the realities of the market and the interests of stockholders, the Compensation Committee of the Board of Directors recently commissioned Ernst & Young LLP, the Company's independent auditors, to study the current executive compensation packages of the Company. Ernst & Young LLP reported to the Compensation Committee that the portion of the Company's executive remuneration package which is tied to the Company's stock performance was significantly smaller (20% versus 64%) than that found in comparable companies. Ernst & Young LLP further reported that executive stock ownership at comparable companies, as a percentage of common stock outstanding, averaged nearly three times the ownership level of Common Stock at the Company. Based on these findings, the Compensation Committee of the Board of Directors recommended the one-time grant of options to purchase 250,000 shares of Common Stock to each of Messrs. McAdams, Costalas, Hershhorn and Carman and grants of an aggregate of up to 1,000,000 to over seventy other members of the Company's management team. The option grants to each of Messrs. McAdams, Costalas, Hershhorn and Carman are intended to be the only grants of options made to such executive officers during the next four years. Moreover, such options are scheduled to vest in five years and can be accelerated only upon the attainment of specified market price or earnings-per-share goals. The Board believes that such vesting schedule serves to strengthen the mutuality of interests between such executives and the Company's stockholders.

   With respect to non-employee Directors of the Company, the Board reviewed the analysis of Director compensation provided by Ernst & Young LLP and concluded that a one-time grant of options to purchase 50,000 shares of Common Stock to each non-employee Director was more common with industry competitive practice than the package of recurring non-cash remuneration to which non-employee Directors are currently entitled. The Board further concluded that, with vesting terms of such options identical to those outlined above for Messrs. McAdams, Costalas, Hershhorn and Carman, the grant of such options also strengthens the mutuality of interests between such Board members and the Company's stockholders compared to the current non-employee Director compensation program.

   Based on the analysis provided by Ernst & Young LLP, the Board of Directors believes that the 1991 Option Plan, in conjunction with the Incentive Plan, is the proper mechanism through which to provide incentives to all members of the Company's management team and the non-employee Board members which are closely aligned to the Board of Directors' foremost goal, that of increasing stockholder value.

   These amendments will not be effective unless and until stockholder approval is obtained, and will not change the 1991 Option Plan except as stated above. The Board of Directors believes that the approval and confirmation of such amendments by stockholders is an important factor in the Company's ability to attract and retain high-quality employees and non-employee Directors. If this proposal is not approved by the stockholders, none of the options granted or proposed to be granted as set forth below will be issuable either pursuant to the 1991 Option Plan or pursuant to the employment agreements with Messrs. McAdams and Costalas. The effectiveness of the amendments to the 1991 Option Plan is not contingent upon approval of Proposal II.

   If the proposed amendments are not approved at the Meeting, the only options issuable pursuant to the 1991 Option Plan will be options pertaining to shares as to which outstanding options have expired and have not been exercised.

   The table below summarizes the stock options awarded under the 1991 Option Plan subject to stockholder approval, and provides other information as to the persons and categories of persons to whom such options were granted.

                              NEW PLAN BENEFITS
    NATIONAL MEDIA CORPORATION AMENDED AND RESTATED 1991 STOCK OPTION PLAN

                                                                  Options Granted Subject
                                                                      to Stockholder        Option Exercise
                       Name and Position                              Approval(1)(2)             Price
 --------------------------------------------------------------   -----------------------   ---------------
Mark P. Hershhorn
 President and Chief Executive Officer  .......................          250,000(3)               (4)
Brian McAdams
 Chairman of the Board and Chairman of the Executive Committee .         360,000(3)               (4)(5)
Constantinos I. Costalas
 Vice Chairman of the Board  ..................................          330,000(3)               (4)(6)
David J. Carman
 Executive Vice President of the Company and President and
   Chief Executive Officer of Quantum .........................          250,000(3)               (4)
James A. Jernigan
 President-North American Operations  .........................             50,000                (4)
John J. Sullivan,
 Senior Vice President, Administration, Planning and Investor
   Relations ..................................................             50,000                (4)
Executive Group  ..............................................          1,445,500                (4)
Non-Executive Director Group  .................................            300,000                (4)
Non-Executive Officer Employee Group  .........................            744,500                (4)

- ------
(1) These stock options were granted by the Board of Directors subject to stockholder approval of Proposal III to increase the number of shares eligible for issuance under the 1991 Option Plan and to make certain other revisions thereto.

(2) The stock options expire ten years from the date of grant.

(3) Includes or consists of 250,000 options which vest on April 25, 2001, subject to the following provisions for accelerated vesting: (i) in the event of a change of control of the Company (as defined in the 1991 Option Plan), all of such options shall vest immediately; (ii) in the event that the closing price of the Company's Common Stock as reported on the New York Stock Exchange is $35.00 or more per share for ten consecutive trading days, all of such options shall vest immediately; or
    (iii) in the event that the Company achieves the following earnings-per-share ratios calculated cumulatively from the fiscal year ending March 31, 1997, 25% of the shares of Common Stock underlying such options shall vest immediately for each fiscal year: FY1997: $ .80; FY1988: $1.73; FY1999: $2.79 and FY 2000: $4.01.

(4) If Proposal III is approved, such options will be granted at an exercise price per share equal to the last reported sales price for the Company's Common Stock on the New York Stock Exchange on the date of receipt of such stockholder approval.

(5) Includes 110,000 stock options, issued at an exercise price of $12.99 per share, which were granted in connection with the execution of Mr. McAdams' employment agreement with the Company in September 1995. In the event such options are not approved by the Company's stockholders, such options shall be deemed automatically to be converted into five (5) year cash only stock appreciation rights having an established price of $12.99 per share and otherwise having terms and conditions substantially similar to such options.

(6) Includes 80,000 stock options, issued at an exercise price of $12.99 per share, which were granted in connection with the execution of Mr. Costalas' employment agreement with the Company in September 1995. In the event such options are not approved by the Company's stockholders, such options shall be deemed automatically to be converted into five (5) year cash only stock appreciation rights having an established price of $12.99 per share and otherwise having terms and conditions substantially similar to such options.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THIS PROPOSAL.

VOTE REQUIRED FOR APPROVAL

   The proposal to approve the issuance and grant of up to 3,000,000 additional shares of Common Stock under the 1991 Option Plan and the other proposed revisions to the 1991 Option Plan described herein require the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting for approval. Abstentions may be specified on the proxy and will be considered present at the Meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the Meeting is required to approve the proposal. Broker non-votes are considered not present at the Meeting and, therefore, will not be voted or have any effect on the proposal.

SUMMARY DESCRIPTION OF THE 1991 OPTION PLAN, AS IT APPLIES TO PROPOSAL III.

   In 1991 and 1992 the Board adopted and the stockholders of the Company approved the Company's 1991 Option Plan. The 1991 Option Plan was subsequently amended and restated on two different occasions and, in each instance, received the required approval of stockholders. As currently in effect, the 1991 Option Plan provides for the granting of options intended to qualify as incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), nonqualified stock options ("NQSOs") (ISOs and NQSOs, collectively, the "Stock Options"), restricted stock, and stock appreciation rights ("SARs"). On April 25, 1996 the Board adopted a further amendment and restatement to the 1991 Option Plan, subject to receipt of stockholder approval at the Meeting. The amended and revised version of the 1991 Option Plan as adopted by the Board of Directors is set forth as Exhibit A to this Proxy Statement. The description of the 1991 Option Plan contained herein is qualified in its entirety by reference to such Exhibit.

   General. Employees eligible for participation in the 1991 Option Plan include key employees, independent contractors and consultants who perform services for the Company or a subsidiary company, and non- employee Directors ("Eligible Participants"). Only Eligible Participants who are officers or other employees of the Company or a subsidiary company are eligible to receive ISOs. All Eligible Participants are eligible to receive NQSOs, restricted stock and SARs. No Eligible Participant may be granted Stock Options for more than 1,000,000 shares in any one taxable year of the Company. Under the current terms of the 1991 Option Plan, options to purchase 3,565,000 shares of Common Stock were available for issuance. Approval of the proposed revisions to the 1991 Option Plan would increase the maximum number of shares of Common Stock that would be issuable under the 1991 Option Plan by an additional 3,000,000 shares.

   Administration. The 1991 Option Plan is administered by a committee of the Board consisting of not less than two persons who must be "disinterested persons" under Rule 16b-3 of the Securities Exchange Act of 1934

(the "Exchange Act") and "outside Directors" under Section 162(m) of the Code (the "Committee"). The Committee has full power to administer and interpret the 1991 Option Plan. The Company's Compensation Committee serves as the "Committee" for the 1991 Option Plan.

   The Shares. Each of the Stock Options will be granted for a term of ten years from the date of grant, subject to earlier termination on the optionee's death, disability or termination of employment or other relationship with the Company. The Stock Options are subject to vesting, which commences on the date of grant and ends on the date or dates determined by the Committee. In the event of a change of control, as defined in the 1991 Option Plan, all options granted become immediately vested and exercisable. The Stock Options are not assignable or otherwise transferrable except by will or the laws of descent and distribution and, if permitted under Rule 16b-3 of the Exchange Act and the Committee, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA. The exercise price of the Stock Option is payable in cash, or, with the consent of the Committee, by delivering shares of Common Stock already owned by the optionee, by a combination of cash and shares, or by delivering a note approved by the Committee at the time of grant. Shares subject to Stock Options granted under the 1991 Option Plan which lapse or terminate may again be granted under the 1991 Option Plan. The Committee may offer to exchange new options for existing options, with the shares subject to the existing options being again available for grant under the 1991 Option Plan.

   Non-Employee Directors Under the terms of the 1991 Option Plan, as currently in effect, each Director who is not an employee of the Company (a "Non-Employee Director") at the time he or she is first elected as a Director by the stockholders is entitled to receive a grant of an option to purchase 25,000 shares and each Non-Employee Director in office immediately after the annual election of Directors (other than any Non- Employee Director first elected by stockholders at such meeting) is entitled to receive a grant of an option to purchase 5,000 shares. Such options will be immediately exercisable on the date of grant. The revisions to the 1991 Option Plan, if approved, provide that each Non-Employee Director, will receive, upon the receipt of stockholder approval, the grant of an option to purchase 50,000 shares and each Non-Employee Director elected to the Board of Directors by stockholders for the first time after the Meeting will be entitled to receive a grant of an option to purchase 50,000 shares. The Stock Options are subject to vesting which commences on the date of grant and ends on the date or dates determined by the Committee.

   Amendments. The Committee has the full authority to amend the 1991 Option Plan, except that stockholder approval is required to (i) increase the number of shares available for the 1991 Option Plan, (ii) materially increase the benefits accruing to optionees, (iii) materially modify the eligibility requirements for options granted under the 1991 Option Plan, (iv) increase the number of shares for which any optionee may be granted Stock Options, or
(v) modify the provisions for determining fair market value under the 1991 Option Plan. If this Proposal III is approved at the Meeting, the amended and restated 1991 Option Plan as approved by the Board shall be deemed effective as of April 25, 1996, subject to stockholder approval, and will terminate on April 25, 2006, the tenth anniversary of its effective date.

   Federal Income Tax Consequences. The federal income tax consequences of an optionee's participation in the 1991 Option Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to Stock Options.

   The tax consequences of a Stock Option depend on whether the Stock Option is an ISO or a NQSO. An optionee will not recognize income at the time of a grant or exercise of an ISO and the Company may not deduct the related expense at those times. However, for purposes of the alternative minimum tax, the difference between the exercise price and the fair market value of the stock will be included in alternative minimum tax income. The optionee has a taxable event only upon a later sale or disposition of the stock acquired pursuant to the exercise of the ISO. The tax treatment of the disposition of the stock will depend on when the optionee disposes of the stock. An optionee who sells stock acquired pursuant to the exercise of an ISO within one year from the date of exercise or within two years of the date of grant will recognize capital gain on the sale of the stock and ordinary income equal to the difference between the ISO's exercise price and the fair market value of the stock. An optionee who disposes of stock after a date that is both two years after the grant and one year after its exercise will recognize capital gain equal to the difference between the amount received on disposition and the adjusted basis in the stock.

   A different set of rules govern NQSOs. There are no federal income tax consequences to the optionee or the Company upon the grant of NQSOs. Upon exercise of a NQSO, the optionee will recognize ordinary income in the amount by which the fair market value of the Stock Option exceeds the exercise price of the Stock Option. The Company is allowed a deduction for federal income tax purposes equal to the amount of ordinary income recognized by the optionee at the time of exercise of NQSOs. The optionee's holding period for purposes of determining whether any subsequently realized gain or loss will be long-term or short-term will begin at the time the optionee recognizes ordinary income. If, at the time of issuance of the option shares, the optionee is subject to the restrictions of Section 16(b) of the Exchange Act, then the optionee generally will recognize ordinary income as of the later of
(i) the date of exercise, or (ii) the expiration of six months from the date of option grant, based upon the difference between the fair market value of the option shares at such time and the exercise price.

   Section 162(m). Under Section 162(m) of the Code, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration would include amounts received upon the exercise of Stock Options granted after February 17, 1993. An exception does exist, however, for "performance-based" remuneration, including amounts received upon the exercise of Stock Options pursuant to a plan approved by stockholders that meets certain requirements. The Option Plan is intended to make option grants thereunder meet the requirements of "performance-based" remuneration.

                                 PROPOSAL IV

        APPROVAL OF AMENDMENTS TO THE COMPANY'S MANAGEMENT INCENTIVE PLAN

THE PROPOSAL

   At the Meeting, there will be presented to the stockholders a proposal to extend the Company's Incentive Plan indefinitely; (ii) to make certain revisions related to the eligibility for participation and form of payment provisions contained therein; and (iii) to make certain other revisions to the Incentive Plan regarding the administrative aspects of the Incentive Plan.

   In order to attract and retain qualified management to serve the Company, the Board of Directors has utilized the Incentive Plan. All capitalized terms utilized but not defined herein are defined in the Incentive Plan. The purpose of the Incentive Plan is to promote the interests of the Company by relating the compensation of certain key employees to the Company's performance, and to reward these key individuals by affording them the opportunity to earn incentive compensation under the Incentive Plan based upon the attainment of specified Corporate and Individual Goals.

   The Incentive Plan, as initially approved by the Company's stockholders in February 1995, expires pursuant to its terms with the Plan Year ending March 31, 1997. The Board of Directors has concluded that the Incentive Plan has proven to be a useful mechanism by which to reward strong performances by individuals and the Company. As a result, the Board has approved, subject to stockholder approval, the extension of the Incentive Plan indefinitely in order to continue to reward strong individual and corporate performances in the future. The Board of Directors has not approved any increase in the aggregate number of shares of Common Stock issuable pursuant to the Incentive Plan.

   In addition to extending the duration of the Incentive Plan, the Board of Directors has approved, subject to stockholder approval, a revision to the Incentive Plan which provides for the inclusion of an additional category of participants in the Incentive Plan and grants to the Compensation Committee of the Board of Directors the discretion to name additional categories of participants and a revision also requiring that, in order to participate in a distribution under the Incentive Plan for a particular year, a person must be actively employed or otherwise in a participating category, as of the distribution date under the Incentive Plan for that year. These revisions will permit the Compensation Committee to efficiently address compensation issues with respect to the Company's management and to effectively adapt the Company's compensation programs to an ever-changing workplace. In addition, the Board has approved certain revisions related to the administrative aspects of the Incentive Plan which are reflected in the copy of the Incentive Plan (in its proposed revised form) attached to this Proxy Statement as Exhibit B.

   Last, the Board of Directors has approved a revision to the Incentive Plan pursuant to which participants may elect to receive up to 100% of their Incentive Plan payment in Common Stock. At present, the Incentive Plan provides that the Chairman, Vice-Chairman, President and Executive Vice-Presidents of the Company shall receive 50% of their Incentive Plan payment in Common Stock and other participants may receive a maximum of 30% of their Incentive Plan payment in Common Stock. The Board of Directors believes that this revision serves to align the interests of Incentive Plan participants with the interests of the Company's stockholders by promoting investment in the Company by all levels of the Company's management.

VOTE REQUIRED FOR APPROVAL

   The proposal to extend and amend the Incentive Plan requires the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting for its approval. Abstentions may be specified on the proxy and will be considered present at the Meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the Meeting is required to approve the proposal. Broker non-votes are considered not present at the Meeting and, therefore, will not be voted or have any effect on the proposal.

   The Board of Directors unanimously recommends a vote FOR this proposal.

DESCRIPTION OF THE MANAGEMENT INCENTIVE PLAN, AS IT APPLIES TO PROPOSAL IV

   There follows a brief description of the Incentive Plan, with proposed revisions, as approved by the Board of Directors on April 25, 1996. No amendments have been proposed to the Incentive Plan other than those described above. The full text of the proposed amended and restated Incentive Plan is attached to this Proxy Statement as Exhibit B, and the following description is qualified in its entirety by reference to such Exhibit. All capitalized terms utilized but not defined herein shall be deemed to have the meaning ascribed thereto in the Incentive Plan.

   General. Awards granted under the Incentive Plan shall entitle Participants to compensation based upon the achievement of pre-established Corporate and Individual Goals during a Plan Year. Each Participant shall receive an Award Agreement which shall state the terms of the Award, the number of Corporate and Individual Performance Units granted to the Participant, and the applicable Corporate and Individual Goals. The Goals will be subject to changes approved by the Chairman and the Board during the Plan Year. The number of Corporate and Individual Units granted to each Participant shall be determined annually by the Committee based upon the Participant's position and responsibilities and shall in no event exceed an aggregate of 300 corporate and individual Units per Participant. No Award under the Incentive Plan shall be assignable or transferable by a Participant except by will or by the laws of descent and distribution.

   Corporate Units. At the end of a Plan Year, the Committee will determine, after consultation with Company management, a Corporate Unit Percentage, ranging from 0% to 150%, depending on the extent to which the Corporate Goals for the Plan Year were achieved by the Company. If all of the Corporate Goals for a Plan Year are met, the Corporate Unit Percentage shall be at least 100%. The Corporate Unit Percentage shall then be multiplied by $1,000 to produce the Corporate Unit Value.

   Individual Units. At the end of a Plan Year, the Committee will determine, after consultation with Company management, an Individual Unit Percentage, ranging from 0% to 150%, depending on the extent to which the Corporate Goals for the Plan Year were achieved by the Company and the contribution of the Participants in achieving these Goals. The Individual Unit Percentage shall then be multiplied by $1,000 to produce the Individual Unit Value.

   Company management will also recommend to the Board, in the case of Participants whose base salary is $100,000 or more, or to the Committee, in the case of other Participants, a Performance Factor for each Participant granted an Award for the Plan Year. The Performance Factor shall range between 0 and 1.5, depending on the extent to which the Participant achieved his or her Individual Goals for the Plan Year.

   Determination of Award Amount. The amount earned by the Participant based on the Company's performance for a Plan Year shall be the number of Corporate Units granted under his or her Award Agreement, multiplied by the Corporate Unit Value for the Plan Year. The amount earned by the Participant based on his or her individual performance for a Plan Year shall be the number of Individual Units granted under his or her Award Agreement, multiplied by the Individual Unit Value for the Plan Year, multiplied by the Participant's Performance Factor for the Plan Year, if any.

   Form of Payment. The Chairman, Vice Chairman, President and Executive Vice Presidents of the Company shall receive 50% of the Award payment in cash and 50% in stock. However, each year such Participants may elect, under terms and conditions prescribed by the Committee, to receive, instead of 50% in stock, 60% to 100% (in 10% increments) of their payment in stock, with the remainder payable in cash. Other Participants shall receive 90% of their Award payments in cash and 10% in stock. However, each year such Participants may elect, under terms and conditions prescribed by the Committee, to receive, instead of 10% in stock, 20% to 100% (in 10% increments) of their payment in stock, with the remainder payable in cash.

   Stock Subject to the Incentive Plan. The number of shares of Common Stock authorized for issuance under the Incentive Plan shall be 750,000 shares, subject to adjustment for changes in the Company's capitalization.

   Adjustments to Terms of Awards. If there is a change in the capitalization of the Company or if a material, extraordinary, unusual or non-recurring event occurs, including material changes in applicable laws or regulations, accounting practices, or accounting credits or charges, the Committee, in its discretion, may make adjustments to previously established Corporate or Individual Goals or other terms and conditions of outstanding Awards appropriate to reflect such change.

   Liquidation and Certain Corporate Transactions. If the Company is liquidated or a corporate transaction, as defined in section 424(a) of the Code, occurs, each outstanding Award shall become payable on such date (the "Accelerated Date"), not later than the effective date of the liquidation or corporate transaction, as the Committee shall determine. The amount payable pursuant to Awards shall be determined based upon the results of completed months in the Plan Year up to the Accelerated Date.

   In the event of any actual or proposed liquidation or corporate transaction, or in the event the Committee determines that a change in control of the Company has occurred or is likely to occur, the Committee, in its discretion may: (i) determine any or all outstanding Awards to have been earned in full or in part, even if the Goals for such Awards have not been met; and (ii) accelerate the date of payment of any such Awards.

   Forfeitures. No amount earned under an Award shall be paid if the Chairman and the Board determine that the Participant has violated Company policies, that the Participant's performance was documented as unsatisfactory, or that similar circumstances exist.

   Employment Requirement. Subject to the discretion of the Committee, a Participant will not be entitled to any amounts under an Award if he or she is not on the payroll of, or under an active independent consulting contract with, the Company or a Subsidiary as of the day in which Awards are actually delivered to Participants for such Plan Year, unless the Participant dies or suffers a disability during the Plan Year.

   New Participants. Awards granted to any individuals who become
Participants after the start of a Plan Year shall be determined by multiplying the amount earned under such an Award by the quotient of the number of months worked by the individual (not including the month the individual became a Participant), divided by twelve.

   Participants. Individuals employed or otherwise retained as independent contractors by the Company and its Subsidiaries in the following positions shall be eligible to participate in the Incentive Plan:

   Chairman
   Vice Chairman
   President
   Executive Vice-President
   Senior Vice-President
   General Manager
   Vice-President
   Director (does not include members of the Board of Directors)
   Manager

   The Committee shall also have the discretion to name other salaried employees as Participants for one or more Plan Years.

   Administration. The Incentive Plan shall be administered by the Committee, which shall consist of not less than two persons, all of whom shall be "disinterested persons" as defined under Rule 16b-3 under the Exchange Act.

   The Committee shall have full authority to construe and interpret the Incentive Plan, and, subject to the provisions of the Incentive Plan: (a) to establish, amend and rescind appropriate rules and regulations relating to the Incentive Plan; (b) to grant Awards and set the terms and conditions thereof; (c) to waive any supplemental terms and conditions imposed upon Awards by the Committee; (d) to make recommendations to the Board concerning the Incentive Plan; and (e) to take all such steps and make all such determinations in connection with the Incentive Plan and the Awards granted hereunder as it may deem necessary or advisable. All such rules, regulations, determinations and interpretations of the Committee shall be final, conclusive and binding on all persons.

   Amendment and Termination. Pursuant to a written resolution, the Board may terminate or amend the Incentive Plan at any time, except that, without stockholder approval, no such amendment may: (1) increase the maximum number of shares of stock which may be issued under the Incentive Plan (other than as permitted under Section 13 thereof); or (2) materially modify the requirements for eligibility for participation in the Incentive Plan.

   Federal Income Tax Consequences. The federal income tax consequences of an employee's participation in the Incentive Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the Incentive Plan.

   Generally, when the amount earned by a Participant under the Incentive Plan is determined and becomes payable, the Participant will recognize ordinary income equal to the amount of cash received and the fair market value of any Common Stock received. A Participant who is subject to Section 16(b) of the Act and who does not make a timely election under Section 83(b) of the Code generally will recognize income attributable to any Common Stock received in an amount equal to the fair market value of the Common Stock six months after the amount of Common Stock is determined and becomes payable. In any case, the Company is entitled to a Federal tax deduction in the year in which the Participant recognizes income, and in an amount equal to the income realized by the Participant, except to the extent limited by Section 162(m) of the Code.

   Section 162(m). Under Section 162(m) of the Code, enacted in August 1993, the Company may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year beginning in 1994. Compensation paid pursuant to the Incentive Plan will be taken into account in arriving at the $1,000,000 limitation. However, it is unlikely that the total compensation of the officers subject to the limitation will exceed $1,000,000 in any one year.

                                  PROPOSAL V

   RATIFICATION OF APPOINTMENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

   The Board of Directors has, subject to the ratification by the stockholders, appointed Ernst & Young LLP, independent certified public accountants, to audit the financial statements of the Company for the fiscal year ending March 31, 1997. Ernst & Young LLP has audited the financial statements of the Company for each of the six fiscal years ended March 31, 1996. Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from those attending the Meeting.

VOTE REQUIRED FOR APPROVAL

   The proposal to ratify the appointment of Ernst & Young LLP requires the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting for its approval. Abstentions may be specified on the proposal and will be considered present at the Meeting, but will not be counted as affirmative votes. Abstentions, therefore, will have the practical effect of voting against the proposal because the affirmative vote of a majority of the shares present at the Meeting is required to approve the proposal. Broker non-votes are considered not present at the Meeting and, therefore, will not be voted or have any effect on the proposal.

   The Board of Directors unanimously recommends a vote FOR this proposal.

                            EXECUTIVE COMPENSATION

   The following Summary Compensation Table sets forth the cash compensation and certain other components of the compensation received by (i) Mark P. Hershhorn, the current President and Chief Executive Officer of the Company,
(ii) Brian McAdams, the current Chairman of the Board of Directors who served as Chief Executive Officer of the Company from September 1994 until April 1995, and (iii) the other four most highly compensated executive officers of the Company during the fiscal year ended March 31, 1996 for each of the fiscal years ended March 31, 1994, 1995 and 1996.

                          SUMMARY COMPENSATION TABLE

                                                                                                       Long-term
                                                   Annual Compensation                                Compensation
                                                ------------------------    --------------  -------------------------------
                                                                                Other         Securities          All
  Name and                             Fiscal                                  Annual         Underlying         Other
Principal Position                      Year       Salary      Bonus(1)     Compensation       Options      Compensation(2)
 ----------------------------------   --------   ----------    ----------   --------------   ------------   ---------------
Mark P. Hershhorn(3)                      1996     $439,964      $390,940            0                  0           $11,642
President and Chief                       1995     $254,451             0            0            450,000            $4,626
Executive Officer                         1994     $361,700        $6,731            0                  0            $8,931

Brian McAdams(4)                          1996     $287,496      $427,821            0            210,000           $11,376
Chairman of the Board and                 1995      $74,748             0            0             90,000            $4,925
Chairman of Executive Committee

Constantinos I. Costalas(5)               1996     $212,500      $318,407            0            140,000            $8,730
Vice Chairman of the Board                1995      $60,000             0            0                  0            $8,730

David J. Carman(6)                        1996     $374,018      $331,930       87,386(7)               0           $53,058
Executive Vice President of               1995     $350,000             0     $132,495(8)               0           $30,873
the Company and President                 1994     $324,801             0     $ 11,960(7)         300,000           $14,723
and Chief Executive Officer
of Quantum

James A. Jernigan                         1996     $257,500      $263,108            0                  0            $8,696
Executive Vice President of the           1995     $241,874             0            0            100,000              $480
Company and President and Chief           1994     $188,125             0            0              5,000            $2,390
Operating Officer - North American
Operations

John J. Sullivan                          1996     $190,017      $132,772            0                  0            $8,184
Senior Vice President,                    1995     $185,640             0            0             50,000            $1,963
Administration, Planning and              1994     $180,133             0            0                  0            $1,643
Investor Relations

- ------
(1) Bonuses have been listed in the year earned, portions of which were actually paid in the following fiscal year.
(2) Amounts for fiscal 1996 consist of (i) the Company's contributions under a defined contribution retirement arrangement for Mr. Carman: $51,458;
    (ii) the Company's contribution under a 401(k) plan for: Mr. Hershhorn, $6,672; Mr. McAdams, $6,451; Mr. Jernigan, $6,446; and Mr. Sullivan, $6,454; and (iii) the Company's insurance premiums for supplemental life insurance for: Mr. Costalas, $8,730; Mr. Hershhorn, $4,970; Mr. McAdams, $4,925; Mr. Carman, $1,600; Mr. Jernigan, $2,250 and Mr. Sullivan, $1,730. Amounts for fiscal 1995 consist of (i) the Company's contributions under a defined contribution retirement arrangement for Mr.
    Carman: $29,350, (ii) the Company's contribution under a 401(k) plan for:
    Mr. Hershhorn, $96; Mr. Jernigan $480 and Mr. Sullivan, $423; and (iii) the Company's insurance premiums for supplemental life insurance for: Mr. Costalas, $8,730; Mr. Hershhorn, $4,530; Mr. McAdams, $4,925; Mr. Carman, $1,523 and Mr. Sullivan, $1,546. Amounts for fiscal 1994 consist of (i) the Company's insurance premium payments for supplemental life insurance for: Mr. Carman, $1,523; Mr. Jernigan, $1,940; and Mr. Sullivan, $1,180,
    (ii) the Company's contributions under its 401(k) plan for: Mr. Jernigan, $450 and Mr. Sullivan $463, and (iii) the Company's contributions under a defined contribution retirement arrangement for Mr. Carman, $13,200.
(3) Mr. Hershhorn was appointed Chief Executive Officer in April 1995.
(4) Mr. McAdams served as Chief Executive Officer from September 1994 until April 1995.
(5) Mr. Costalas joined the Company in November 1994.
(6) Includes compensation paid to Mr. Carman by Quantum.
(7) Represents an allowance for overseas housing.
(8) Represents an allowance for overseas housing. A portion of such allowance was paid retroactively to Mr. Carman.

EMPLOYMENT AGREEMENTS

BRIAN MCADAMS

   As of November 30, 1994, the Company entered into an employment agreement with Mr. McAdams. In September 1995, the employment agreement was amended and restated. Pursuant to the agreement, Mr. McAdams is employed as Chairman of the Company for a two-year term, beginning on September 27, 1995, at an annual minimum base salary of $300,000. The term of the agreement will be automatically extended for successive two-year periods after the expiration of the initial term unless terminated by either party upon twelve (12) months' written notice prior to the end of the then current two-year period. Mr. McAdams is entitled to participate in the Company's Incentive Plan and its other executive compensation programs. The Company maintains $1,000,000 of insurance on the life of Mr. McAdams, which is payable to beneficiaries designated by Mr. McAdams, pays certain of Mr. McAdams's club dues and pays Mr. McAdams an automobile allowance. Pursuant to this employment agreement, Mr. McAdams was granted options to purchase up to 100,000 shares of Common Stock at an exercise price of $12.99 per share which was equal to the market price on the date of grant. One-third of such options will vest on each of September 27, 1996, 1997 and 1998, provided Mr. McAdams is then an executive officer of the Company. All of such options expire on September 27, 2005. Upon the execution of this employment agreement, Mr. McAdams was also granted options to purchase up to 110,000 shares of Common Stock at an exercise price of $12.99 per share, which was equal to the market price on the date of grant. Such grant is conditioned upon the approval by the Company's stockholders of Proposal III. In the event such options are not approved by the Company's stockholders, such options shall be deemed automatically to be converted into five (5) year stock appreciation rights having an established price of $12.99 per share and otherwise having terms and conditions substantially similar to such options. One third of such options will vest on each of September 27, 1996, 1997 and 1998. All of such options expire on September 27, 2005.

   The agreement provides that either party may terminate the agreement upon sixty (60) days' prior written notice. If the Company terminates the agreement without Cause or if Mr. McAdams terminates the agreement on account of Good Reason, the Company will be required to (i) pay Mr. McAdams, in installments, an amount equal to the greater of one year's base salary or the base salary payable during the remainder of the term, and (ii) maintain his employees benefits for the greater of six (6) months or the remainder of the term. The agreement also provides that in the event of the termination of Mr. McAdams' employment upon the occurrence of a Change of Control, Mr. McAdams will be entitled to receive, within thirty (30) days of the Change of Control, a lump-sum payment in an amount equal to three years' base salary at the then current amount and a lump-sum payment of the annual bonuses to which Mr. McAdams would otherwise be entitled through the remainder of the term, based on the last annual bonus received by Mr. McAdams. In addition, Mr. McAdams will be entitled to the continuation of certain allowances and benefits for the remainder of the term; and the immediate vesting of all unvested stock options. If Mr. McAdams' employment is not terminated within thirty (30) days after a Change of Control, his employment agreement shall automatically be renewed for a two-year period from the date of the Change of Control. Pursuant to the agreement, the Company has also agreed to indemnify Mr. McAdams in his capacity as an officer and Director of the Company to the maximum extent permitted by law and to make advances to Mr. McAdams for his expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of Mr. McAdams to repay such amounts if its is ultimately determined that Mr. McAdams is not entitled to such indemnification.

DAVID J. CARMAN

   In June 1993, the Company and its subsidiary, Quantum International Ltd. ("Quantum") entered into employment agreements with Mr. Carman. In July 1995, such employment agreements were amended. Pursuant to these agreements, Mr. Carman is employed as President and Chief Executive Officer of Quantum and as an Executive Vice President of the Company for a four-year term. His initial annual aggregate base salary pursuant to such employment agreements was $350,000. His minimum annual aggregate base salary was increased, effective June 1, 1995, to $370,000 per year. Following the initial four year term, the term of the agreements will be automatically extended for successive one-year periods unless terminated by either party upon sixty (60) days' written notice prior to the end of any such year. Mr. Carman is also entitled to participate in the Compa-ny's Incentive Plan and its other executive compensation programs. The Company has agreed to maintain $1,000,000 of insurance on the life of Mr. Carman, which is payable to beneficiaries designated by Mr. Carman. Pursuant to his employment agreement with the Company, Mr. Carman was granted options to purchase 300,000 shares of Common Stock under the Company's 1991 Stock Option Plan, as amended, at an exercise price of $5.625 per share which is equal to the market price on the date of grant. Each of one-third of such options vested in June 1994 and 1995 and one-third will vest in June 1996. Mr. Carman exercised 100,000 of such options on January 24, 1996. The remainder of such options expire on June 1, 1998.

   Either party may terminate the agreement upon sixty (60) days' prior written notice. If Mr. Carman is terminated without Cause (as defined) or if Mr. Carman terminates the agreements on account of Good Reason (as defined), the Company will be required to (i) pay Mr. Carman, in installments, an amount equal to the greater of two (2) years base salary and the base salary payable during the remainder of the term, and (ii) maintain his employee benefits for the greater of six (6) months or the remainder of the term. Cause is defined for purposes of Mr. Carman's employment agreement as well as for the other agreements described below, as a breach of the employment agreement, the commission of certain crimes and offenses, mental incompetence or drug or alcohol dependence. Good Reason is defined for purposes of Mr. Carman's employment agreement as well as for the other agreements described below, as an uncured failure of the Company to comply with the provisions of the employment agreement. The agreement also provides that, upon the occurrence of a significant change in the beneficial ownership of the Company's Common Stock or a significant change in the composition of the Company's Board of Directors (a "Change of Control"), Mr. Carman will be entitled to receive, within thirty (30) days of such Change of Control, a lump sum payment in an amount equal to the greater of such years' base salary or the base salary payable during the remainder of the term, a lump sum payment of bonuses payable to Mr. Carman for the remainder of the term based upon the last annual bonus received by Mr. Carman, continuation of all benefit plans and allowances for the remainder of the term and immediate vesting of all unvested stock options granted pursuant to the terms of the employment agreements. The Company and Quantum have also agreed to indemnify Mr. Carman in his capacity as an officer and Director of the Company and of Quantum to the maximum extent permitted by law and to make advances to Mr. Carman for his expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of Mr. Carman to repay such amounts if it is ultimately determined that Mr. Carman is not entitled to such indemnification. The Company and Mr. Carman have also agreed that the Company will pay him a housing allowance through the balance of his employment term (so long as he does not purchase a home) and the Company will fund a pension for Mr. Carman equal to a percentage of his base salary. In connection with the private placement by the Company of the Series B Preferred Stock Units, Mr. Carman waived the change of control provisions of the employment agreement with respect to such transaction and to all prior actions.

CONSTANTINOS I. COSTALAS

   As of November 30, 1994, the Company entered into an employment agreement with Mr. Costalas. In September 1995, the employment agreement was amended and restated. Pursuant to the agreement, Mr. Costalas is employed as Vice-Chairman of the Company for a two-year term beginning September 27, 1995, at an annual minimum base salary of $225,000. The term of the agreement will be automatically extended for successive two-year periods after the expiration of the initial term unless terminated by either party upon twelve
(12) months' written notice prior to the end of the then current two-year period. Mr. Costalas is entitled to participate in the Company's Incentive Plan and its other executive compensation programs. The Company maintains $1,000,000 of insurance on the life of Mr. Costalas, which is payable to beneficiaries designated by Mr. Costalas, pays certain of Mr. Costalas's club dues and pays Mr. Costalas an automobile allowance. Pursuant to this employment agreement, Mr. Costalas was granted options to purchase up to 60,000 shares of Common Stock at an exercise price of $12.99 per salary which was equal to the market price on the date of grant. One-third of such options will vest on each of September 27, 1996, 1997 and 1998, provided Mr. Costalas is then an executive officer of the Company. All of such options expire on September 27, 2005. Upon the execution of this employment agreement, Mr. Costalas was also granted options to purchase up to 80,000 shares of Common Stock at an exercise price of $12.99 per share, which was equal to the market price on the date of grant. Such grant is conditioned upon the approval by the Company's stockholders of Proposal III. In the event such options are not approved by the Company's stockholders, such options shall be deemed automatically to be converted into five (5) year cash only stock appreciation rights having an established price of $12.99 per share and otherwise having terms and conditions substantially similar to such options. One third of such options will vest on each of September 27, 1996, 1997 and 1998. All of such options expire on September 27, 2005.

   The agreement provides that either party may terminate the agreement upon sixty (60) days' prior written notice. If the Company terminates the agreement without Cause or if Mr. Costalas terminates the agreement on account of Good Reason, the Company will be required to (i) pay Mr. Costalas, in installments, an amount equal to the greater of one year's base salary or the base salary payable during the remainder of the term, and (ii) maintain his employee benefits for the greater of six (6) months or the remainder of the term. The agreement also provides that in the event of the termination of Mr. Costalas' employment upon the occurrence of a Change of Control Mr. Costalas will be entitled to receive, within thirty (30) days of the Change of Control, a lump-sum payment in an amount equal to three years' base salary at the then current amount and a lump-sum payment of the annual bonuses to which Mr. Costalas would otherwise have been entitled through the remainder of the term based on the last annual bonus received by Mr. Costalas. In addition, Mr. Costalas will be entitled to the continuation of certain allowances and benefits for the remainder of the term and the immediate vesting of all unvested stock options. If Mr. Costalas' employment is not terminated within thirty (30) days after a Change of Control, his employment agreement shall automatically be extended an additional two years from the date of the Change of Control. Pursuant to the agreement, the Company has also agreed to indemnify Mr. Costalas in his capacity as an officer and Director of the Company to the maximum extent permitted by law and to make advances to Mr. Costalas for his expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of Mr. Costalas to repay such amounts if it is ultimately determined that Mr. Costalas is not entitled to such indemnification.

MARK P. HERSHHORN

   On August 26, 1994, the Company entered into an employment agreement with Mr. Hershhorn. Pursuant to the agreement, Mr. Hershhorn is to be employed as President of the Company for a four-year term at an annual minimum base salary of $425,000. The term of the agreement will be automatically extended for successive one-year periods after the expiration of the initial term unless terminated by either party upon sixty (60) days' written notice prior to the end of the then current year. Mr. Hershhorn is entitled to participate in the Company's Incentive Plan and its other executive compensation programs. The Company maintains $2,000,000 of insurance on the life of Mr. Hershhorn which is payable to beneficiaries designated by Mr. Hershhorn and pays certain of Mr. Hershhorn's club dues and pays Mr. Hershhorn an automobile allowance. Pursuant to this employment agreement, Mr. Hershhorn was granted options to purchase 450,000 shares of Common Stock at an exercise price of $3.50, which is equal to the market price on the date of grant. One-third of the options vested on the date of grant and one-third of the options were to vest on each of the first and second anniversaries of the date of the employment agreement, provided Mr. Hershhorn is then employed by the Company. In September, 1995, the Board of Directors granted Mr. Hershhorn the right to exercise all unvested option shares by December 31, 1995, whereupon he exercised options to purchase 150,000 shares on October 11, 1995. In addition, Mr. Hershhorn exercised his options to purchase his remaining 300,000 option shares on January 24, 1996.

   The agreement provides that either party may terminate the agreement upon sixty (60) days' prior written notice. If the Company terminates the agreement without Cause or if Mr. Hershhorn terminates the agreement on account of Good Reason, the Company will be required to (i) pay Mr. Hershhorn, in installments, an amount equal to the greater of two years' base salary or the base salary payable during the remainder of the term, and (ii) maintain his employee benefits for the greater of six (6) months or the remainder of the term. The agreement also provides that, in the event of a Change of Control, Mr. Hershhorn will be entitled to receive, within thirty
(30) days of the Change in Control, a lump-sum payment in an amount equal to the greater of two years' base salary or the base salary payable during the remainder of the term and a lump-sum payment of bonuses for the remainder of the term based on the last annual bonus received by Mr. Hershhorn. In addition, Mr. Hershhorn will be entitled to the continuation of certain allowances and benefits for the remainder of the term; and the immediate vesting of all unvested stock options. Pursuant to the agreement, the Company has also agreed to indemnify Mr. Hershhorn in his capacity as an officer and Director of the Company and Quantum to the maxi-mum extent permitted by law and to make advances to Mr. Hershhorn for his expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding upon receipt by the Company of an undertaking by or on behalf of Mr. Hershhorn to repay such amounts if it is ultimately determined that Mr. Hershhorn is not entitled to such indemnification. In connection with the private placement by the Company of the Series B Preferred Stock Units, Mr. Hershhorn waived the Change of Control provisions of the employment agreement with respect to such transaction and to all prior actions.

JAMES A. JERNIGAN

   In June 1994, the Company entered into an employment agreement with Mr. Jernigan. Pursuant to the agreement Mr. Jernigan is currently employed as Executive Vice President of the Company and President and Chief Operating Officer of North American Operations for a three-year term at an annual minimum base salary of $250,000. Mr. Jernigan is entitled to participate in the Company's Incentive Plan and its other executive compensation programs. The Company has agreed to maintain $1,000,000 of insurance on the life of Mr. Jernigan, which is payable to beneficiaries designated by Mr. Jernigan and to provide Mr. Jernigan with a monthly automobile allowance. Mr. Jernigan was granted options to purchase 100,000 shares of Common Stock at an exercise price of $4.875 per share which is equal to the market price on the date of grant. One-third of such options vested on each of the date of the grant and the one year anniversary of the date of the grant and one-third will vest on the two-year anniversary of the date of the grant, provided Mr. Jernigan is then an executive officer of the Company. All of such options expire on June 1, 2004.

   Either party may terminate the agreement upon sixty (60) days' prior written notice. If the Company terminates the agreement without Cause or if Mr. Jernigan terminates the agreement on account of Good Reason, the Company will be required to (i) pay Mr. Jernigan, in installments, an amount equal to the lesser of the base salary for six months after termination or the base salary payable during the remainder of the term, and (ii) maintain his employee benefits for the lesser of six months or the remainder of the term. The agreement also provides that in the event of a Change of Control, Mr. Jernigan will be entitled to receive, within thirty (30) days of a Change of Control, a lump-sum payment in an amount equal to twelve (12) months' base salary and a lump sum equal to the last annual bonus received by Mr. Jernigan prior to a Change in Control. In addition, Mr. Jernigan will be entitled to the continuation of certain allowances and benefits for twelve (12) months and the immediate vesting of all unvested stock options granted to Mr. Jernigan pursuant to the agreement. The Company has also agreed to indemnify Mr. Jernigan in his capacity as an officer of the Company and pay attorneys' fees, expenses and costs incurred by Mr. Jernigan in defending claims which are subject to the Company's indemnification obligations, all to the maximum extent permitted by law. In connection with the private placement by the Company of the Series B Preferred Stock Units, Mr. Jernigan waived the Change of Control provisions of the employment agreement with respect to such transaction and to all prior actions.

JOHN J. SULLIVAN

   In June 1994, the Company entered into an employment agreement with Mr. Sullivan. Pursuant to this agreement, Mr. Sullivan is employed as Senior Vice President, Administration, Planning and Investor Relations of the Company for a three-year term at an annual base salary of $185,000. Mr. Sullivan is entitled to participate in the Company's Incentive Plan. The Company has agreed to maintain $1,000,000 of insurance on the life of Mr. Sullivan, which is payable to beneficiaries designated by Mr. Sullivan and to provide Mr. Sullivan with a monthly automobile allowance. In connection with the agreement, Mr. Sullivan was granted options to purchase 50,000 shares of Common Stock at an exercise price of $4.875 per share which was equal to the market price on the date of grant. One-third of the options vested on each of the date of grant and the first anniversary of the date of the grant and one-third will vest on the second anniversary of the date of grant, provided Mr. Sullivan is then employed by the Company. All of such options expire on June 1, 2004.

   Either party may terminate the agreement upon 60 days' prior written notice. If the Company terminates the agreement without Cause or if Mr. Sullivan terminates the agreement on account of Good Reason, the Company will be required to (i) pay Mr. Sullivan, in installments, an amount equal to the lesser of the base salary for six months after termination or the base salary payable during the remainder of the term, and (ii) maintain his employee benefits for the lesser of six (6) months or the remainder of the term. The agreement also provides that in the event of a Change of Control, Mr. Sullivan will be entitled to receive, within thirty (30) days of a Change of Control, a lump-sum payment in an amount equal to twelve (12) months base salary and a lump-sum payment equal to the last annual bonus received by Mr. Sullivan prior to a Change of Control. In addition, Mr. Sullivan will be entitled to the continuation of certain allowances and benefits for twelve (12) months and the immediate vesting of all unvested stock options. The Company has also agreed to indemnify Mr. Sullivan in his capacity as an officer of the Company and pay attorneys' fees, expenses and costs incurred by Mr. Sullivan in defending claims which are subject to the Company's indemnification obligations, all to the maximum extent permitted by law. In connection with the private placement by the Company of the Series B Preferred Stock Units, Mr. Sullivan waived the Change of Control provisions of the employment agreement with respect to such transaction and to all prior actions.

STOCK OPTIONS

   The following table sets forth certain information concerning options to purchase Common Stock of the Company made to the executive officers named in the Summary Compensation Table in the fiscal year ended March 31, 1996.

                      OPTION GRANTS IN LAST FISCAL YEAR

                                                                                      Potential Realizable Value at
                                                                                         Assumed Annual Rates of
                                                                                        Stock Price Appreciation
                                               Individual Grants                           for Option Term (1)
                            --------------------------------------------------------  ----------------------------
                                            % of Total
                             Number of       Options
                             Securities     Granted to
                             Underlying     Employees
                              Options       in Fiscal      Exercise     Expiration
           Name               Granted          Year          Price         Date             5%            10%
 ------------------------   ------------   ------------    ----------   ------------   ------------   ------------
Mark P. Hershhorn  ......           0           0               --             --                0              0
Brian McAdams  ..........     210,000(2)       60.0%         12.99        9/27/05       $1,715,849     $4,348,272
Constantinos I. Costalas .    140,000(3)       40.0%         12.99        9/27/05       $1,143,899     $2,898,848
David J. Carman  ........           0           0               --             --                0              0
James A. Jernigan  ......           0           0               --             --                0              0
John J. Sullivan  .......           0           0               --             --                0              0

- ------
(1) Potential Realizable Values are based on an assumption that the stock price of the Common Stock starts equal to the exercise price shown for each particular option grant and appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the term of the option. These amounts are reported net of the option exercise price, but before any taxes associated with exercise of the subsequent sale of the underlying stock. The actual value, if any, an option holder may realize will be a function of the extent to which the stock price exceeds the exercise price on the date the option is exercised and also will depend on the option holder's continued employment through the vesting period. The actual value to be reached by the option holder may be greater or less than the values estimated in this table.

(2) Includes 110,000 stock options, issued at an exercise price of $12.99 per share, which were granted in connection with the execution of Mr. McAdams' employment agreement with the Company in September 1995. In the event such options are not approved by the Company's stockholders, such options shall be deemed automatically to be converted into five (5) year cash only stock appreciation rights having an established price of $12.99 per share and otherwise having terms and conditions substantially similar to such options.

(3) Includes 80,000 stock options, issued at an exercise price of $12.99 per share, which were granted in connection with the execution of Mr. Costalas' employment agreement with the Company in September 1995. In the event such options are not approved by the Company's stockholders, such options shall be deemed automatically to be converted into five (5) year cash only stock appreciation rights having an established price of $12.99 per share and otherwise having terms and conditions substantially similar to such options.

   The following table sets forth certain information concerning the exercise in the fiscal year ended March 31, 1996 of options to purchase Common Stock of the Company by the executive officers named in the Summary Compensation Table and the unexercised options to purchase Common Stock of the Company held by such individuals at March 31, 1996. Year-end values are based upon the closing market price of a share of the Company's Common Stock on March 31, 1996 of $16.50.

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FY-END OPTION VALUES

                                                                 Number of Securities
                                                                Underlying Unexercised             Value of Unexercised
                                                                       Options                    atIn-the-Money Options
                                                                      FY-End(#)                      at FY-End ($)(1)
                                                           --------------------------------  --------------------------------
                               Shares
                             Acquired on       Value
           Name               Exercise      Realized (1)    Exercisable     Unexercisable      Exercisable     Unexercisable
 ------------------------   -------------   ------------    -------------   ---------------   -------------   ---------------
Mark P. Hershhorn  ......      450,000       $6,093,750             0                0                  0                0
Brian McAdams  ..........      115,000       $1,271,250         5,000          210,000         $   28,750       $  737,100
Constantinos I. Costalas .      60,000       $  622,500        25,000          140,000         $  143,750       $  491,400
David J. Carman  ........      100,000       $1,262,500       100,000          100,000         $1,087,500       $1,087,500
James A. Jernigan  ......       75,000       $1,337,500        71,666           33,334         $  827,492       $  387,508
John J. Sullivan  .......            0       $        0        33,334           16,666         $  271,258       $  193,742

- ------
(1) Values are calculated by subtracting the exercise price from the fair market value as of the exercise date or fiscal year end, as appropriate. Values are reported before any taxes associated with exercise or subsequent sale of the underlying stock.

COMPENSATION OF DIRECTORS

   Each Director who is not an employee of the Company is paid an annual cash fee of $25,000 a year for his or her service as a Director, and an additional $1,000 in cash per calendar quarter for each committee on which he or she serves, subject to an adjustment based on attendance at committee meetings during each quarter. A Director may also receive an additional $2,000 in cash per year for service as a committee chairman, over and above the payment for committee service. Directors who are employees of the Company do not receive additional compensation for their service on the Board or on any committee thereof.

   In August 1995, the Company's stockholders approved the Company's Director's Stock Grant Plan. The Director's Stock Grant Plan provides that each Director who is serving as a Director at the commencement of each annual meeting and who is not an employee of the Company be granted 5,000 shares of Common Stock, provided the Director has been in office for at least ninety
(90) days. The stock will be valued at the closing price on the New York Stock Exchange on the date of the grant. Each Director so granted shares of the Company's Common Stock shall be required to hold the shares for at least six months from the date the stock is granted. The Director's Stock Grant Plan may not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act or the rules thereunder.

   In the event that the Company's stockholders approve Proposal III hereunder, awards of 50,000 options to purchase Common Stock will be made to each Director who is not an employee of the Company. Such options will be priced as of the date stockholder approval is received and will vest in five years, subject, however, to acceleration of vesting upon the attainment of certain market price or earnings-per-share goals. In the event stockholder approval is received for Proposal III, the Board intends to discontinue making grants of Common Stock pursuant to the Company's Director's Stock Grant Plan after making final grants to the non-employee Directors.

   During the fiscal year ended March 31, 1996, the Company granted 25,000 shares of Common Stock to non-employee Directors pursuant to the Director's Stock Grant Plan valued at approximately $306,000, based on the fair market value of such shares of Common Stock on the date of grant, and incurred other expenses of approximately $227,000 for Directors' fees for all meetings.

                        COMPENSATION COMMITTEE REPORT

   The following report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except in the event that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

   The executive compensation program of the Company is administered by the Compensation Committee, which is composed of two independent, non-employee Directors. The function of the Compensation Committee is to review general compensation policies and to review recommendations made regarding the compensation of executive officers. The Company seeks to provide executive compensation that will support the achievement of the Company's financial goals while attracting and retaining talented executives and rewarding superior performance.

   This report covers the compensation of the Chief Executive Officer and the Company's other executive officers for the year ended March 31, 1996, the Company's most recently completed fiscal year, as required under applicable rules of the Securities and Exchange Commission.

COMPENSATION PHILOSOPHY FOR 1996 AND THEREAFTER

   Beginning in 1995, the Compensation Committee adopted the philosophy that compensation should reflect individual performance and the value created for stockholders while supporting the Company's strategic goals. This represented a shift in emphasis from prior years, in which performance of the Company was not necessarily linked to individual compensation. The compensation programs in effect reflect the following philosophy:

   o Compensation should be meaningfully related to the value created for stockholders in share price and earnings-per-share.

   o While compensation opportunities should be based on individual contributions, the actual amounts earned by executives under variable compensation programs should be determined primarily by how well the Company performs.

   o Compensation programs should support the short-term and long-term strategic objectives of the Company.

   o Compensation programs should encourage and support equity ownership by executives and managers of the Company.

PAYMENTS AND MEASUREMENT

   The Company's executive compensation is based on three components, each of which is intended to serve the overall compensation philosophy.

   Base Salary. Base salaries for executive officers are initially determined based upon a subjective evaluation by the Compensation Committee of the responsibilities of the position held and the experience of the individual, with reference to the officer's prior salary history and the competitive marketplace for executive talent generally. The Company compares itself to a peer group of companies in related businesses, as well as competition within the Philadelphia area. Salaries for executives are reviewed by the Committee on an annual basis, and may be increased or decreased based on the Committee's determination of the individual's contribution to the Company.

   Long-term Incentives. Prior to 1995, long-term incentives were provided principally through grants of stock options. Stock options were granted with exercise prices set at the prevailing market value as of the date of grants. Therefore such options had no realizable value to the Executive unless the Company's stock price increased. In 1995, the Company's Board of Directors proposed and the Company's stockholders approved the Incentive Plan, as described below. At the time of approval of the Incentive Plan, there were no shares available for stock grants under the 1991 Stock Option Plan.

   After consultation with Ernst & Young LLP as to compensation matters, the Compensation Committee concluded that grants of options to purchase Common Stock pursuant to the 1991 Stock Option Plan, in conjunction with the Incentive Plan, would be the most effective method for aligning compensation of executives with the goals of the Company's stockholders. As a result of such analysis, the Committee approved, subject to stockholder approval of Proposal III, the grant of options to each of the named executive officers, as well as to over seventy (70) members of the Company's management team, in April 1996.

MANAGEMENT INCENTIVE PLAN

   Effective April 1, 1995, the Incentive Plan replaced the Company's annual bonus program. Under the Incentive Plan, eligible management personnel receive corporate and individual performance units at the beginning of each of the Company's fiscal years which provide incentive compensation based upon predetermined corporate and individual goals.

   The corporate goals, are fixed annually by the Board, based on the recommendations of the Compensation Committee, include (i) attainment of a specific share price, (ii) attainment of a specific earnings-per-share of common stock outstanding, and (iii) achievement of specific strategic objectives. The value of performance units depend upon the extent to which the corporate goals for the fiscal year are achieved, and the maximum award cannot be received unless each of the corporate goals have been met. The value of individual units depend upon both corporate success and individual performance. Units assigned vary from individual to individual, and the targeted, maximum awards range from 11% to 110% of base salary.

   Payment of awards to the Chairman, Vice Chairman, President and Executive Vice Presidents of the Company are made 50% in cash and 50% in common stock of the Company, and payment to other participants will be 90% in cash and 10% in common stock, although such participants may elect to receive, instead of higher percentages of the incentive payment in stock.


   The Board of Directors has presented to the Company's stockholders a proposal to extend the Incentive Plan so that awards may be made thereunder subsequent to March 31, 1997. Such proposal is more fully described under Proposal IV-Approval of Amendments to the Company's Management Incentive Plan.


COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

   Mr. McAdams served as Chief Executive Officer of the Company from September 1994 until April 1995. During such time, Mr. McAdams devoted his full time to resolving the problems of the Company and relinquished his Director's fees. Mr. McAdams' compensation for this period and his compensation pursuant to his employment contract was determined based upon an evaluation of his contribution to the Company as a Director, the compensation paid to executives of other similar companies and on his position and compensation at his former employer.

   In April 1995, Mr. McAdams, with the approval of the Board, formed the office of the Chairman, and appointed Mr. Hershhorn as his successor as the Company's Chief Executive Officer. The Company and Mr. Hershhorn entered into an employment agreement in August 1994 pursuant to which Mr. Hershhorn was to be employed as the Company's President and would receive a minimum annual base salary of $425,000 and the grant of options, among other things (See "Executive Compensation -- Employment Agreements"). Mr. Hershhorn's compensation was based on an analysis of the compensation paid to Mr. Hershhorn's predecessors and other executives of similar companies, Mr. Hershhorn's expected contribution to the Company's business, and Mr. Hershhorn's position and compensation at his former employer. As Chief Executive Officer, Mr. Hershhorn continues to be compensated under his employment agreement.

   The Compensation Committee believes that Mr. McAdams' and Mr. Hershhorn's leadership in (i) effecting organizational changes within the Company, (ii) improving and expanding the Company's business in existing and new markets,
(iii) developing new business relationships and solidifying the Company's existing relationships, and (iv) improving the performance of the Company's Common Stock, has significantly improved the Company's performance. In light of these contributions and expected future contributions, the Compensation Committee believes that the compensation paid to each of Messrs. McAdams and Hershhorn was and continues to be appropriate.

THE COMPENSATION COMMITTEE OF NATIONAL MEDIA CORPORATION

     Jon W. Yoskin II
     Albert R. Dowden

                     COMPARATIVE STOCK PERFORMANCE GRAPH

   The graph below compares the cumulative total stockholder return on the Common Stock with the cumulative total stockholder return of (i) the Russell 2000 Index, and (ii) an index of four companies in the Company's peer group (the "Peer Group Index"), assuming an investment of $100 on March 31, 1991 in each of the Common Stock of the Company, the stocks comprising the Russell 2000 Index and the stocks comprising the Peer Group Index. The companies in the Peer Group Index are Fingerhut Companies, Inc., Home Shopping Network, Inc., Hanover Direct, Inc. (formed September 1993 and formerly known as Horn & Hardart Company) and Lillian Vernon Corporation.






                                              Total Return -- Data Summary


                                                    Cumulative Total Return
                                             ----------------------------------
                                             3/91  3/92  3/93  3/94  3/95  3/96

National Media Corp          NM               100   136   350   300   282   600
PEER GROUP                   PPEER1           100   125   156   243   125   126
RUSSELL 2000                 IR20             100   121   139   154   163   211

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   Set forth below is a description concerning transactions which may not otherwise be described herein by and between the Company and/or its affiliates and other persons or entities affiliated with the Company or its affiliates. The Company is of the view that each of such transactions was on terms no less favorable to the Company than would otherwise have been available to the Company in transactions with unaffiliated third parties, if available at all.

VALUEVISION AGREEMENTS

   In April 1994, the Company and its then Chairman, John J. Turchi, Jr., filed suit against ValueVision International, Inc. ("ValueVision") alleging that ValueVision had wrongfully terminated its tender offer for shares of the Company's Common Stock and the associated Agreement and Plan of Merger. The Company's complaint sought damages in excess of $20 million. In May 1994, ValueVision answered the complaint and asserted various counterclaims seeking an unspecified amount of damages. Subsequent to the institution of the ValueVision Litigation (as defined below), the Company undertook a recapitalization and a management restructuring. The Company's new management team initiated contact with ValueVision in order to discuss potential settlement of the ValueVision Litigation and potential business relationships. These discussions led to the negotiation and execution of a Settlement Agreement, dated April 13, 1995, by and among the Company, ValueVision, John J. Turchi, Jr., Robert A. Johander and Mark A. Payne (the "Settlement Agreement") and the Telemarketing, Production and Post-Production Agreement, dated April 13, 1995, by and between the Company and ValueVision (the "Telemarketing Agreement"). The material terms of the Settlement Agreement and the Telemarketing Agreement are set forth below.

TELEMARKETING AGREEMENT

   Pursuant to the Telemarketing Agreement, ValueVision is obligated to provide to the Company, for a thirty- seven (37) month period beginning on the effective date of the Telemarketing Agreement (the "Term"), telephone call-taking services (the "Telemarketing Services") for inbound telephone calls generated by the Company. Such Telemarketing Services are to be provided at such times as may be mutually agreed upon by ValueVision and the Company based upon ValueVision's capacity as it may exist from time to time; provided, however, that ValueVision is obligated to make available to the Company sufficient capacity to provide to the Company telephone call-taking services for a minimum of 1,000,000 inbound telephone calls (at a rate not to exceed 100,000 inbound telephone calls in any month) during the first thirteen months of the Term and during each twelve month period thereafter during the Term. The rates payable to ValueVision by the Company for the Telemarketing Services are based upon the number and length of telephone calls and are below the rates currently being charged by providers of similar services.

   The Telemarketing Agreement provides that ValueVision will make available for use by the Company its production studios, equipment and employees for taping, editing, sound recording and graphic design in connection with the creation of program-length video infomercials and short spot video advertisements. Additionally, ValueVision will provide the Company with certain post-production editing services and a master videotape of certain programs in a format capable of being broadcast. In exchange for such services, the Company shall pay to ValueVision an amount equal to its costs and expenses in providing such services and an hourly rate equal to fifty percent (50%) of the estimated gross fair market value of such services.

VALUEVISION WARRANTS

   As additional consideration for the services to be provided by ValueVision under the Telemarketing Agreement, the Company granted to ValueVision, on the effective date of the Telemarketing Agreement (the "Effective Date"), warrants to purchase shares of the Company's Common Stock (the "ValueVision Warrants"). The ValueVision Warrants permit ValueVision to purchase up to 500,000 shares of Common Stock at a price of $8.865 per share. The ValueVision Warrants vest with respect to 166,667 shares of Common Stock on each of the thirteen month and two year anniversaries of the Effective Date and 166,666 shares of Common Stock on the three year anniversary of the Effective Date, provided ValueVision satisfies certain performance conditions as more fully set forth in the ValueVision Warrants. The ValueVision Warrants expire on the tenth anniversary of the Effective Date. Additionally, in the event of the termination of the Telemarketing Agreement as a result of certain material breaches of the Telemarketing Agreement by ValueVision, all ValueVision Warrants which are not then vested shall automatically expire. Prior to the termination of the Telemarketing Agreement, the ValueVision Warrants are only transferable with the prior written consent of the Company. The Company has granted ValueVision certain registration rights with respect to the shares of Common Stock issuable upon exercise of the ValueVision Warrants, as more fully set forth in the ValueVision Warrants.

   The number of shares of Common Stock issuable upon exercise of the ValueVision Warrants and the exercise price thereof will be adjusted in the event the Company (i) takes a record of the holders of Common Stock for purposes of entitling them to receive a dividend or distribution payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock into a larger number of shares or (iii) combines the outstanding shares of Common Stock into a smaller number of shares. Additionally, if the Company
(i) issues or sells Common Stock or options, warrants or other securities or rights convertible or exercisable into shares of Common Stock for consideration per share less than the current market price of the Common Stock on the date of issuance thereof or (ii) fixes a record date for the issuance of subscription rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase Common Stock or options, warrants or other securities convertible or exercisable into shares of Common Stock at a price per share less than the then current market price of Common Stock, the exercise price of the ValueVision Warrants will be adjusted.

SETTLEMENT AGREEMENT

   Pursuant to the Settlement Agreement, the parties agreed to dismiss with prejudice all claims and counterclaims which they had against one another in the civil action in the United States District Court of the Eastern District of Pennsylvania entitled National Media Corporation, et al. v. ValueVision International, Inc., et al., Civil Action No. 94-CV-2500 (the "ValueVision Litigation").

JOINT VENTURE AGREEMENT

   In connection with the Settlement Agreement, on April 13, 1995 the Company also entered into a Joint Venture Agreement with ValueVision (the "Joint Venture Agreement"). The Joint Venture Agreement provides that if at any time prior to April 13, 1999 (i) ValueVision intends to conduct an infomercial business in any market outside of the United States or Canada, or (ii) the Company intends to conduct television home shopping in any market outside of the United States or Canada, such party shall negotiate with the other party to establish a joint venture to conduct such business.

LEASE OF OFFICE SPACE

   The Company leases office space for its principal executive offices in Philadelphia, Pennsylvania. The lease, which commenced in November 1992 and runs for a period of ten years, provides for the Company to rent approximately 29,795 square feet. The initial rent for years one through five is $14.75 per square foot with an increase to $15.75 per square foot effective for years six through ten. The lease provides that it may be terminated by the Company at the end of the initial five year period upon at least six months written notice and the payment of a termination fee equal to six months rent (the "Termination Fee"). This building is owned by Mergren Associates ("Mergren"), a company owned by John J. Turchi, Jr., the Company's former Chairman of the Board and Chief Executive Officer. An independent real estate firm engaged by the Company determined that the lease was based on fair market conditions at the time of inception. The building is managed by another independent real estate firm. The Company believes the terms of the agreement are fair to the Company.

   In connection with the execution and delivery of the Settlement Agreement and the Telemarketing Agreement, the Company, John J. Turchi, Jr. and Mergren entered into a Letter Agreement dated April 13, 1995 (the "Letter Agreement"). Because Mr. Turchi was a named party to the Value Vision Litigation, Mr. Turchi's agreement was necessary in order to effect the Settlement Agreement. The Company and ValueVision approached Mr. Turchi to obtain his consent to the Settlement Agreement. Mr. Turchi agreed that he would execute the Settlement Agreement if the Company agreed to enter into the Letter Agreement. Pursuant to the Letter Agreement, the Company exercised its option to terminate, effective October 31, 1997, the lease with Mergren and in connection with such termination has paid Mergren the sum of $219,738.12, constituting the Termination Fee, calculated as set forth in the Lease.

SEPARATION AND CONSULTING AGREEMENTS

   John J. Turchi, Jr.

   On September 12, 1994 the Company and John J. Turchi, Jr. entered into a separation agreement pursuant to which, among other things, Mr. Turchi resigned as Chairman of the Board and Chief Executive Officer of the Company. On December 21, 1994, the Company and Mr. Turchi entered into further agreements (including a consulting agreement) in part amending the earlier separation agreement. Pursuant to such agreements the Company agreed to (i) pay Mr. Turchi the sum of $300,000 in six (6) equal monthly installments of $50,000 commencing October 1994, (ii) forgive two notes made by Mr. Turchi, one in the principal amount of $80,750 and one in the principal amount of $1,565,439.25 and (iii) retain Mr. Turchi as a consultant for a term of thirty-six (36) months.

   Pursuant to the terms of Mr. Turchi's Consulting Agreement, Mr. Turchi agreed to hold himself available to perform consulting services for the Company as requested by the Chairman or Vice Chairman of the Board for a maximum of 12 hours per month for a period of thirty-six (36) months. The consulting services to be provided by Mr. Turchi are intended to involve every aspect of the Company's business, including information and related matters about vendors and customers of the Company. The Consulting Agreement provides that Mr. Turchi will be paid at the rate of $2,000 per month for the period January 1995 -- March 1995, $40,000 per month for the period April 1995 -- September 1995 and $2,000 per month for the period October 1995 until the termination of the agreement. The consulting agreement is not cancelable by the Company. As long as he continues to serve as a consultant to the Company, Mr. Turchi will continue to be eligible to participate in the 1991 Option Plan and stock options granted to him under such plan, but yet unexercised will not terminate until ninety (90) days after the termination of his services as a consultant. The option agreements pursuant to which Mr. Turchi was granted such stock options have been amended to provide that Mr. Turchi may not pay the exercise price of such stock options by delivering a promissory note.

   Pursuant to the Letter Agreement, the Company agreed to accelerate the payment to Mr. Turchi pursuant to the Consulting Agreement the sum of $277,500 as well as reimburse Mr. Turchi $50,000 for certain legal fees and associated costs he incurred in connection with the ValueVision Litigation and certain other matters to which Mr. Turchi and the Company are parties. The Letter Agreement also provides that Mr. Turchi will continue to provide consulting services for the Company until December 20, 1997 and will be paid $500.00 per month for such services.

   The aggregate consideration payable to Mr. Turchi (or to Mergren Associates) pursuant to the Separation and Consulting Agreements and the Letter Agreement is $2,920,000 ($300,000 of which represents consulting fees).

PROMISSORY NOTES

   Under the Company's 1988 Stock Option Plan and 1991 Stock Option Plan, participants may be entitled, in the discretion of the Company's Compensation Committee at the time of grant, to purchase shares of Common Stock issued upon the exercise of options through a nominal cash payment and the delivery of a promissory note (a "Note") to the Company for the balance of the exercise price. Interest on the Notes is payable quarterly. The interest rate and term of the Notes vary depending upon the option plan specifications at the time the Notes were issued. Notes must be paid down proportionately as Common Stock purchased in connection with their issuance is sold. If a Note maker's employment is terminated before the Note has been paid in full, the
Note is due at such time (except as noted below and with respect to a note made by a former executive of the Company in the original principal amount of $1.364 million, which is due and payable on September 30, 1996, if not paid earlier). During the fiscal year ended March 31, 1996, certain of the Company's current and former executive officers had outstanding balances on Notes issued to the Company.

   John J. Turchi, Jr.

   See "Separation Agreement -- John J. Turchi, Jr."

   David J. Carman

   During fiscal 1996 the Company held one Note made by Mr. Carman in the principal amount of $199,000 bearing interest at a rate of 3.79% per annum. The Note was fully repaid by Mr. Carman prior to March 31, 1996. Additionally, effective as of January 24, 1996, in connection with the exercise of certain Common Stock purchase options by Mr. Carman, Mr. Carman executed a Note in favor of the Company in the principal amount of $472,642 bearing interest at a rate of 5.50% per annum. The Note was fully repaid by Mr. Carman on June 7, 1996 through the delivery to the Company of an aggregate of 25,220 shares of Common Stock, valued at $19.125 per share, the closing price of the Common Stock as reported on the New York Stock Exchange on such date.

   John J. Sullivan

   During fiscal 1996, the Company held one Note made by Mr. Sullivan in the principal amount of $150,000 bearing interest at a rate of 3.87% per annum. The Note was fully repaid by Mr. Sullivan prior to March 31, 1996.

   James A. Jernigan

   During fiscal 1996, the Company held one Note made by Mr. Jernigan in the principal amount of $70,000 bearing interest at a rate of 6.875% per annum, which Note was secured by Mr. Jernigan granting a lien and security interest in and to stock options previously granted to him to purchase 75,000 shares of Common Stock. Mr. Jernigan fully repaid the Note prior to March 31, 1996.

HOLDER WARRANTS

   Pursuant to the terms of that certain Note and Warrant Purchase Agreement, dated as of October 19, 1994, by and between the Company, certain subsidiaries of the Company and Safeguard Scientifics (Delaware), Inc. ("Safeguard"), the prior consent of the holders (the "Holders") of the notes (the "Notes") in the aggregate principal amount of $5,000,000 sold thereunder was required in order to issue the ValueVision Warrants discussed above under
- -- "ValueVision Agreements." The Holders agreed to grant the required consent if the Company agreed, subject to stockholder approval, to issue to the Holders 500,000 warrants to purchase shares of the Company's Common Stock
(the "Holder Warrants"). The Holder Warrants may be exercised in whole or part by delivery of the exercise price of $10.00 per Share (or by forgiveness of an equivalent amount owing under the Notes). The Holder Warrants expire on that date which is twelve (12) months after the earlier of the date on which
(i) the Notes are satisfied or (ii) the Holders are no longer holders or guarantors of the Notes. The Holder Warrants provide that the number of shares of Common Stock issuable upon exercise thereof and the exercise price shall be adjusted in the event of any stock split, subdivision or recapitalization of the Common Stock. Additionally, Holders have certain registration rights with respect to the shares of Common Stock issuable upon exercise of the Holder Warrants.

   Following the Company's most recent meeting of stockholders, the Company issued the Holder Warrants to the Holders. Safeguard, the beneficial owner of approximately 12.3% of the Company's issued and outstanding shares of Common Stock, was issued Holder Warrants to purchase 300,000 shares of Common Stock, and Technology Leaders II L.P. and Technology Leaders II Offshore C.V. (collectively, "Technology Leaders"), affiliates of Safeguard, were issued Holder Warrants to purchase an aggregate of 100,000 shares of Common Stock. Ira M. Lubert, a Director of the Company and a Managing Director of the general partner of Technology Leaders, was issued Holder Warrants to purchase 50,000 shares of Common Stock. For a more complete description of the stock ownership of Safeguard, Technology Leaders, Ira M. Lubert and their affiliates see "Security Ownership of Certain Beneficial Owners."

OTHER AGREEMENTS

   McAdams, Richman & Ong, an advertising firm of which Mr. McAdams, the Company's Chairman of the Board and Chairman of the Executive Committee, was the President and CEO, and is currently a Director, performed certain services for the Company in connection with the preparation of various reports and other matters. McAdams, Richman & Ong was paid approximately $258,000 for such services since the beginning of the Company's last fiscal year.

   The Outsourcing Partnership, in which Mr. Lubert holds an interest, performed internal audit services for the Company. Such services consisted of analysis of the Company's management information systems and certain other financial analysis. The Company paid The Outsourcing Partnership approximately $78,000 since the beginning of the Company's last fiscal year.

INDEMNIFICATION PAYMENTS

   The Company has made required indemnification payments on behalf of present and former officers and Directors in connection with pending securities class and derivative actions against the Company and such individuals. The Company may be required to pay additional amounts for indemnification in connection with these actions.

                                OTHER MATTERS

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS FOR THE COMPANY'S NEXT ANNUAL MEETING

   Any stockholder who intends to present a proposal for consideration at the Company's next annual meeting of stockholders intended to occur on or about July 25, 1997 must, on or before March 28, 1997, submit his proposal to the Company in order to have the Company consider the inclusion of such proposal in the Company's Proxy Statement and form of proxy relating to such annual meeting. Reference is made to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for information concerning the content and form of such proposal and the manner in which such proposal must be made.

   Nominations for election to the Board of Directors at the Company's next annual meeting may be made only in writing by a stockholder entitled to vote at such annual meeting and must be addressed to the Secretary, National Media Corporation, 1700 Walnut Street, Philadelphia, PA 19103. Nominations must be received by the Secretary on or before March 28, 1997, and must be accompanied by the written consent of the nominee. Nominations should also be accompanied by a description of the nominee's business or professional background and otherwise contain the information required by Schedule 14A of the Securities Exchange Act of 1934, as amended.

OTHER BUSINESS

   The Board of Directors is not aware of any other matters that may be brought before the Meeting. If other matters not now known come before the Meeting, the persons named in the accompanying form of proxy or their substitutes will vote such proxy in accordance with their judgment.

SECTION 16(A) DISCLOSURE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors and persons who own more than ten percent of the Company's Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York and Philadelphia Stock Exchanges. Officers, Directors and greater than ten-percent owners are required by the Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

   Based solely on the Company's review of the copies of such forms received by it, the Company believes that, during the fiscal year ended March 31, 1996, all filing requirements applicable to its officers, Directors and greater than ten-percent owners were complied with except that one report covering a transaction was filed late by Mr. Dowden.

INDEPENDENT PUBLIC ACCOUNTANTS

   Representatives of Ernst & Young LLP are expected to be present at the Meeting, will have the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

ANNUAL REPORT TO STOCKHOLDERS

   A copy of the Company's Annual Report to Stockholders which contains copies of the Company's audited financial statements is being sent to stockholders with this Proxy Statement.

ANNUAL REPORT ON FORM 10-K

   THE COMPANY WILL FURNISH WITHOUT CHARGE TO ANY STOCKHOLDER, UPON THE WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K. REQUESTS FOR THIS REPORT SHOULD BE ADDRESSED TO MARSHALL A. FLEISHER, ESQUIRE, VICE PRESIDENT (LEGAL) AND CORPORATE SECRETARY OF NATIONAL MEDIA CORPORATION, 1700 WALNUT STREET, PHILADELPHIA, PENNSYLVANIA 19103, TELEPHONE NUMBER (215) 772-5000.

                                  EXHIBIT A
                          NATIONAL MEDIA CORPORATION
                    AMENDED AND RESTATED STOCK OPTION PLAN
                    --------------------------------------
  (AS LAST AMENDED EFFECTIVE APRIL 25, 1996, PURSUANT TO STOCKHOLDER VOTE ON
                                JULY 25, 1996)

   The purpose of the Amended and Restated Stock Option Plan (the "Plan") of National Media Corporation (the "Company") is to promote the interests of the Company by providing incentives to (i) designated officers and other employees of the Company or a Subsidiary Corporation (as defined herein),
(ii) non-employee members of the Company's Board of Directors (the "Board") and (iii) independent contractors and consultants (who may be individuals or entities) who perform services for the Company, to enable the Company to attract and retain them and to encourage them to acquire a proprietary interest, or to increase their proprietary interest, in the Company. The Company believes that the Plan will cause participants to contribute materially to the growth of the Company, thereby benefiting the Company's stockholders. For purposes of the Plan, the terms "Parent Corporation" and "Subsidiary Corporation" shall have the meanings set forth in subsections (e) and (f) of Section 424 of the Internal Revenue Code of 1986, as amended (the "Code").

1. ADMINISTRATION

   (a) The Plan shall be administered and interpreted by a committee of the Board (the "Committee") consisting of not less than two persons, all of whom shall be "disinterested persons" as defined under Rule 16b-3 under the Securities Exchange Act of 1934 (the "Exchange Act") or any successor provisions and "outside directors" for purposes of Section 162(m) of the Code. The Committee shall have the sole authority to determine (i) who is eligible to receive Grants (as defined in Section 2 below) under the Plan,
(ii) the type, size and terms of each Grant under the Plan (subject to Section 4 below), (iii) the time when each Grant will be made and the duration of any exercise or restriction period; (iv) any restrictions on resale applicable to the shares to be issued or transferred pursuant to the Grant; and (v) any other matters arising under the Plan. The Committee may, if it so desires, base any of the foregoing determinations upon the recommendations of management of the Company. The Committee shall have full power and authority to administer and interpret the Plan and to adopt or amend such rules, regulations, agreements and instruments as it may deem appropriate for the proper administration of the Plan. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interests in the Plan or in any Grants under the Plan. No person acting under this subsection shall be held liable for any action or determination made in good faith with respect to the Plan or any Grant under the Plan.

   (b) Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the members may have as directors or otherwise under the Certificate of Incorporation or By-Laws of the Company, any agreement of stockholders or disinterested directors or otherwise.

2. GRANTS

   (a) Grants. Incentives under the Plan shall consist of Incentive Stock Options (as defined in Section 5(b) below), Nonqualified Stock Options (as defined in Section 5(b) below), Restricted Stock Grants (as defined in
Section 6 below) or SARs (as defined in Section 7 below) (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions of any nature as long as they are not inconsistent with the Plan as the Committee deems appropriate and specifies in writing to the participant (the "Grant Letter"). The Committee shall approve the form and provisions of each Grant Letter. Grants under any section of the Plan need not be uniform as among the participants receiving the same type of Grant, and Grants under two or more sections of the Plan may be combined in one Grant Letter.

   (b) Option Grants to Non-Employee Directors. A member of the Board of the Company who is not an employee of the Company or any of its Subsidiary Corporations (a "Non-Employee Director) shall receive Nonqualified Stock Options in accordance with this Section 2(b).

   (1) Each Non-Employee Director who has such status on the date of the annual meeting of stockholders at which the Plan is approved by stockholders and each other Non-Employee Director who is elected by the stockholders of the Company for the first time at an annual meeting of the stockholders on a date after the Plan is approved by stockholders shall be entitled to a one-time grant of a Nonqualified Stock Option to purchase 50,000 shares of Common Stock (subject to adjustment as provided in Section 3(b) of this Plan) on the date of the appropriate annual meeting of stockholders.

   (2) Options granted under this Section 2(b) shall have a per share exercise price equal to the fair market value of a share of Common Stock on the date of grant (as determined in accordance with Section 5(b)(2), and such option shall become exercisable with respect to the shares of Common Stock underlying the option, subject to vesting commencing on the date of grant and ending on the date or dates determined by the Committee. Notwithstanding any other provision of the Plan, this Section 2(b) may not be amended more than once every six months, except for amendments necessary to conform the Plan to changes in the provisions of or the regulations relating to the Code or the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

   (3) To the extent that administrative determinations are required under this Section 2(b), such determinations shall be made by the members of the Board who are not eligible to receive grants under this Section 2(b), but in no event shall such determinations affect the eligibility of optionees, the determination of the exercise price, the timing of the grants or the number of shares subject to options hereunder.

   (4) Except as otherwise provided in this Section 2(b), the Nonqualified Stock Options to Non-Employee Directors shall be subject to the provisions of this Plan applicable to Nonqualified Stock Options to other persons.

3. SHARES SUBJECT TO THE PLAN

   (a) The aggregate number of shares of the Common Stock, par value $.01 ("Common Stock"), of the Company that may be issued or transferred under the Plan is 6,565,000, subject to adjustment pursuant to Section 3(b) below. Such shares may be authorized but unissued shares or reacquired shares. If and to the extent that options granted under the Plan terminate, expire or are canceled without having been exercised (including shares canceled as part of an exchange of Grants), or if any shares of restricted stock are forfeited, the shares subject to such Grant shall again be available for subsequent Grants under the Plan.

   (b) If any change is made to the Common Stock (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividend, stock split, combination of shares, or exchange of shares or any other change in capital structure made without receipt of consideration), then unless such event or change results in the termination of all outstanding Grants under the Plan, the Committee shall preserve the value of the outstanding Grants by adjusting the maximum number and class of shares issuable under the Plan to reflect the effect of such event or change in the Company's capital structure, and by making appropriate adjustments to the number and class of shares, the exercise price of each outstanding option and otherwise, except that any fractional shares resulting from such adjustments shall be eliminated by rounding any portion of a share equal to .500 or greater up, and any portion of a share equal to less than .500 down, in each case to the nearest whole number.

4. ELIGIBILITY FOR PARTICIPATION

   Officers and other employees of the Company or a Subsidiary Corporation, non-employee members of the Board, and independent contractors and consultants who perform services for the Company shall be eligible to participate in the Plan (hereinafter referred to individually as an "Eligible Participant", and collectively as the "Eligible Participants"). Only Eligible Participants who are officers or other employees of the Company or a Subsidiary Corporation shall be eligible to receive Incentive Stock Options. All Eligible Participants shall be eligible to receive Nonqualified Stock Options, Restricted Stock Grants and SARs. The Committee shall select from among the Eligible Participants those who will receive Grants (the "Grantees") and shall determine the number of shares of Common Stock subject to each Grant. The maximum number of shares of Common Stock for which any Grantee may be granted options under this Plan in any one taxable year of the Company shall not exceed 1,000,000 shares. The Committee may, if it so desires, base any such selections or determinations upon the recommendations of management of the Company. Nothing contained in the Plan shall be construed to limit in any manner whatsoever the right of the Company to grant rights or options to acquire Common Stock or awards of Common Stock otherwise than pursuant to the Plan.

5. STOCK OPTIONS

   (a) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Common Stock that will be subject to each option.

   (b) Type of Option and Option Price.

       (1) The Committee may grant options qualifying as incentive stock options within the meaning of Section 422 of the Code ("Incentive Stock Options") and other stock options ("Nonqualified Stock Options") in accordance with the terms and conditions set forth herein, or may grant any combination of Incentive Stock Options and Nonqualified Stock Options (hereinafter referred to collectively as "Stock Options"). The option price per share of an Incentive Stock Option shall be the fair market value (as defined herein) of a share of Common Stock on the date of grant. If the Grantee of an Incentive Stock Option is the owner of Common Stock (as determined under section 424(d) of the Code) who possesses more than 10% of the total combined voting power of all classes of stock of the Company or a Parent Corporation or Subsidiary Corporation, the option price per share in the case of an Incentive Stock Option shall not be less than 110% of the fair market value of a share of Common Stock on the date of grant.

       (2) For all valuation purposes under the Plan, the fair market value of a share of Common Stock shall be determined in accordance with the following provisions.

          (A) If the Common Stock is not at the time listed or admitted to trading on any stock exchange but is traded in the over-the-counter market (but not on the Nasdaq National Market segment of The Nasdaq Stock Market), the fair market value shall be the mean between the last reported bid and asked prices of one share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its Nasdaq system or any successor system. If there are no reported bid and asked prices on the date in questions, then the mean between the last reported bid and asked prices on the next preceding date for which such quotations exist shall be determinative of fair market value. If the Common Stock is traded over-the-counter on the Nasdaq National Market segment of The Nasdaq Stock Market, the fair market value shall be the closing selling price of one share of Common Stock on the date in question as such price is reported by the National Association of Securities Dealers through such system or any successor system. If there is no reported closing selling price for the Common Stock on the date in question, then the closing selling price on the next preceding date for which such quotation exists shall be determinative of fair market value.

          (B) If the Common Stock is at the time listed or admitted to trading on any stock exchange, then the fair market value shall be the closing selling price of one share of Common Stock on the date in question on the stock exchange determined by the Committee to be the primary market for the Common Stock, as such prices are officially quoted on such exchange. If there is no reported closing selling price of Common Stock on such exchange on the date in question, then the fair market value shall be the closing selling price on the next preceding date for which such quotation exists.
          (C) If the Common Stock is at the time neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market (or, if the Committee determines that the value as determined pursuant to Section 5(b)(2)(A) or (B) above does not reflect fair market value), then the Committee shall determine fair market value after taking into account such factors as it deems appropriate.

   (c) Exercise Period. The Committee shall determine the option exercise period of each Stock Option. The exercise period shall not exceed ten years from the date of grant. Notwithstanding any determinations by the Committee regarding the exercise period of any Stock Option, all outstanding Stock Options shall become immediately exercisable upon a Change of Control of the Company (as defined in Section 9 below).

   (d) Vesting of Options and Restrictions on Shares. The vesting period for Stock Options shall commence on the date of grant and shall end on the date or dates, or upon the happening of the events or events, as determined by the Committee, that shall be specified in the Grant Letter. The Committee may impose upon the shares of Common Stock issuable upon the exercise of a Stock Option such restrictions as it deems appropriate and specifies in the Grant Letter. During any period in which such restrictions apply, the provisions of Section 6(d) below shall be applicable to such shares, and the Committee, in such circumstances as it deems equitable, may determine that all such restrictions shall lapse. Notwithstanding any other provision of the Plan, all outstanding Stock Options shall become immediately exercisable upon a Change of Control of the Company (as defined in Section 9 below).

   (e) Manner of Exercise. A Grantee may exercise a Stock Option by delivering a duly completed notice of exercise to the Committee, together with payment of the option price. Such notice may include instructions authorizing the Company to deliver the certificates representing the shares of Common Stock issuable upon the exercise of such Stock Option to any designated registered broker or dealer ("Designated Broker"). Such instructions shall designate the account into which the shares are to be deposited. The Grantee may tender such notice of exercise, which has been properly executed by the Grantee, and the aforementioned delivery instructions to any Designated Broker.

   (f) Termination of Employment, Disability or Death.

       (1) If a Grantee ceases to be an Eligible Participant for any reason (other than, in the case of an individual, the death of such individual) any Stock Option which is otherwise exercisable by the Grantee shall terminate unless exercised within three months after the date on which the Grantee ceases to be an Eligible Participant (or within such other period of time, which may be longer or shorter than three months, as may be specified in the Grant Letter), but in any event no later than the date of expiration of the option exercise period, except that in the case of an individual Grantee who is disabled within the meaning of section 105(d)(4) of the Code, such period shall be one year rather than three months (except as otherwise provided in the Grant Letter).

       (2) Except to the extent more liberal terms are set forth in a Grant Letter, in the event of the death of an individual Grantee while he or she is an Eligible Participant or within not more than three months after the date on which the Grantee ceases to be an Eligible Participant (or within such other period of time, which may be longer or shorter than three months, as may be specified in the Grant Letter), any Stock Option which was otherwise exercisable by the Grantee at the date of death may be exercised by the Grantee's personal representative at any time prior to the expiration of one year from the date of death, but in any event no later than the date of expiration of the option exercise period.

   (g) Satisfaction of Option Price. The Grantee shall pay the option price in full at the time of exercise in cash, or, with the consent of the Committee in its sole discretion, by delivering shares of Common Stock already owned by the Grantee and having a fair market value on the date of exercise equal to the option price or a combination of cash and shares of Common Stock; provided, however, that in lieu of payment in full in such manner, a Grantee may with the approval of the Board in its sole discretion, be entitled to pay for the shares purchased upon exercise of the Stock Option by payment to the Company in cash or by certified or bank check a sum equal at least to the par value of the Common Stock, with the remainder of the purchase price satisfied by the issuance of an interest bearing promissory note or notes, in a form and having terms, including rate of interest, satisfactory to the Board in its sole discretion. The Grantee shall also pay the amount of withholding tax due, if any, at the time of exercise. Shares of Common Stock shall not be issued or transferred upon any purported exercise of a Stock Option until the option price and the withholding obligation are fully paid.

   (h) Limits on Incentive Stock Options. Each Grant of an Incentive Stock Option shall provide that:

       (1) the Stock Option is not transferable by the Grantee, except, in the case of an individual Grantee, by will or the laws of descent and distribution;

       (2) the Stock Option is exercisable only by the Grantee, except as otherwise provided herein or in the Grant Letter in the event of the death of an individual Grantee;

       (3) the aggregate fair market value of the Common Stock on the date of the Grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year under the Plan and under any other stock option plan of the Company shall not exceed $100,000; and

       (4) unless the Grantee could otherwise transfer Common Stock issued pursuant to the Stock Option without incurring liability under Section 16(b) of the Exchange Act, at least six months must elapse from the date of acquisition of the Stock Option until the date of disposition of the Common Stock issued upon exercise thereof.

6. RESTRICTED STOCK GRANTS

   The Committee may issue shares of Common Stock to an Eligible Participant pursuant to an incentive or long range compensation plan, program or contract approved by the Committee (a "Restricted Stock Grant"). The following provisions are applicable to Restricted Stock Grants:

   (a) General Requirements. Shares of Common Stock issued pursuant to Restricted Stock Grants will be issued in consideration for cash or services rendered having a value, as determined by the Board, at least equal to the par value thereof. All conditions and restrictions imposed under each Restricted Stock Grant, and the period of years during which the Restricted Stock Grant will remain subject to such restrictions, shall be set forth in the Grant Letter and designated therein as the "Restriction Period." All restrictions imposed under any Restricted Stock Grant shall lapse on such date or dates as the Committee may approve until the restrictions have lapsed as to 100% of the shares, except that upon a Change of Control of the Company, all restrictions on the transfer of the shares which have not been forfeited prior to such date shall immediately lapse. In addition, the Committee, in circumstances that it deems equitable, may determine as to any or all Restricted Stock Grants, that all the restrictions shall lapse, notwithstanding any Restriction Period.

   (b) Number of Shares. The Committee, in its sole discretion, shall determine the number of shares of Common Stock that will be granted in each Restricted Stock Grant.

   (c) Requirement of Relationship with Company. If the Grantee's relationship with the Company (as an employee, non-employee member of the Board, independent contractor or consultant, as the case may be) terminates during the period designated in the Grant Letter as the Restriction Period, the Restricted Stock Grant shall terminate as to all shares covered by the Grant as to which restrictions on transfer have not lapsed, and such shares shall be immediately returned to the Company. The Committee may, in its sole discretion, provide for complete or partial exceptions to the provisions of this Section 6(c).

   (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the shares of Common Stock to which such Restriction Period applies except to a Successor Grantee pursuant to Section 8 below.

Each certificate representing a share of Common Stock issued or transferred under a Restricted Stock Grant shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate or certificates representing any such shares as to which all restrictions have lapsed.

7. STOCK APPRECIATION RIGHTS

   (a) General Provisions. The Committee may grant stock appreciation rights ("SARs") to any Grantee in tandem with any Stock Option, for all or a portion of the applicable Stock Option, either at the time the Stock Option is granted or at any time thereafter while the Stock Option remains outstanding.

   (b) Number of SARs. The number of SARs granted to a Grantee which shall be exercisable during any given period of time shall not exceed the number of shares of Common Stock which the Grantee may purchase upon the exercise of the related Stock Option during such period. Upon the exercise of a Stock Option, the SARs relating to the Common Stock covered by the Stock Option shall terminate. Upon the exercise of any SARs, the related Stock Option shall terminate to the extent of an equal number of shares of Common Stock.

   (c) Settlement Amount. Upon a Grantee's exercise of some or all of the Grantee's SARs, the Grantee shall receive in settlement of such SARs an amount equal to the stock appreciation (as defined herein) for the number of SARs exercised, payable in cash, Common Stock or a combination thereof. The "stock appreciation" for an SAR is the difference between the option price specified for the related Stock Option and the fair market value of the underlying Common Stock on the date of exercise of the SAR.

   (d) Settlement Election. Upon the exercise of any SARs, the Grantee shall have the right to elect the portions of the settlement amount that the Grantee desires to receive in cash and shares of Common Stock, respectively. For purposes of calculating the number of shares of Common Stock to be received upon settlement, shares of Common Stock shall be valued at their fair market value on the date of exercise of the SARs. Notwithstand ing the foregoing, the Committee shall have the right (i) to disapprove a Grantee's election to receive such settlement in whole or in part in cash, and to require that shares of Common Stock be delivered in lieu of cash or
(ii) to require that settlement be made in cash if the Company does not or may not in the future have sufficient shares authorized for issuance. If shares of Common Stock are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

   (e) Exercise. An SAR is exercisable only during the period when the Stock Option to which it is related is also exercisable. No SAR may be exercised, in whole or in part, by any person who is subject to Section 16 of the Exchange Act except in accordance with Rule 16b-3(e) under the Exchange Act.

8. TRANSFERABILITY OF OPTIONS AND GRANTS

   Only a Grantee (or, in the case of an individual Grantee, his or her authorized legal representative) may exercise rights under a Grant. No individual Grantee may transfer those rights except by will or by the laws of descent and distribution or, if permitted under Rule 16b-3 of the Exchange Act and by the Committee in its sole discretion, pursuant to a qualified domestic relations order as defined under the Code or Title I of ERISA or the rules thereunder. Upon the death of an individual Grantee, the personal representative or other person entitled to succeed to the rights of the Grantee ("Successor Grantee") may exercise such rights. A Successor Grantee shall furnish proof satisfactory to the Company of such person's right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

9. CHANGE OF CONTROL OF THE COMPANY

   As used herein, a "Change of Control" shall be deemed to have taken place if: (i) any Person (including any individual, firm, corporation, partnership or other entity except the Company or any employee benefit plan of the Company or of any Affiliate or Associate (each as defined in Rule 12b-2 under the Exchange Act), any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan), together with all Affiliates and Associates of such Person, shall become the beneficial owner in the aggregate of 20% or more of the Common Stock of the Company then outstanding, except that no "Change of Control" shall be deemed to occur during any period in which any such Person, and its Affiliates and Associates, are bound by the terms of a standstill agreement under which such parties have agreed not to acquire more than 30% of the Common Stock of the Company then outstanding or to solicit proxies; or (ii) during any 24 month period, individuals who at the beginning of such period constituted the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of at least 75% of the directors who were not directors at the beginning of such period was approved by a vote of at least 75% of the directors in office at the time of such election or nomination who were directors at the beginning of such period.

10. CERTAIN CORPORATE CHANGES

   (a) Sale or Exchange of Assets, Dissolution or Liquidation or Merger or Consolidation Where the Company Does Not Survive. If all or substantially all of the assets of the Company are to be sold or exchanged, the Company is to be dissolved or liquidated, or the Company is a party to a merger or consolidation with another corporation in which the Company will not be the surviving corporation, then, at least ten days prior to the effective date of such event, the Company shall give each Grantee with any outstanding Grants written notice of such event. Each such Grantee shall thereupon have the right to exercise in full any installments of such Grants not previously exercised (whether or not the right to exercise such installments has accrued pursuant to such Grants), within ten days after such written notice is sent by the Company. Any installments of such Grants not so exercised shall thereafter lapse and be of no further force or effect.

   (b) Merger or Consolidation Where the Company Survives. If the Company is a party to a merger or consolidation in which the Company will be the surviving corporation, then the Committee may, in its sole discretion, elect to give each Grantee with any outstanding Grants written notice of such event. If such notice is given, each such Grantee shall thereupon have the right to exercise in full any installments of such Grants not previ ously exercised (whether or not the right to exercise such installments has accrued pursuant to such Grants), within ten days after such written notice is sent by the Company. Any installments of such Grants not so exercised shall thereafter lapse and be of no further force or effect.

11. STOCKHOLDER APPROVAL

   This Plan is subject to and no Options shall be exercisable hereunder until after approval by holders of a majority of the shares of the stock of the Company present or represented by a proxy in a separate vote at a duly held meeting of the stockholders of the Company within twelve months after the date of the adoption of the Plan by the Board. If the Plan, as herein amended, is not so approved by stockholders, the Plan as previously approved shall continue in effect.

12. APPROVAL BY OUTSIDE DIRECTORS

   This Plan is subject to and no Options shall be exercisable hereunder until after approval by a compensation committee (the "Compensation Committee") of the Board of Directors which is comprised solely of two or more directors ("Outside Directors") who are (i) not presently employees of the Company (or related entities); (ii) not former employees still receiving compensation for prior services (other than benefits under a tax-qualified pension plan); (iii) not officers of the Company (or related entities) at any time; and (iv) not currently receiving compensation for personal services in any capacity other than as a director.

13. AMENDMENT AND TERMINATION OF THE PLAN

   (a) Amendment. The Board may amend or terminate the Plan at any time, subject to the following limitations:

       (1) the approval by the stockholders of the Company and approval by the Compensation Committee shall be required in respect of any amendment that
   (A) materially increases the benefits accruing to Eligible Participants under the Plan, (B) increases the aggregate number of shares of Common Stock that may be issued or transferred under the Plan (other than by operation of Section 3(b) above), (C) increases the maximum number of shares of Common Stock for which any Grantee may be granted options under this Plan; (D) materially modifies the requirements as to eligibility for participation in the Plan; or (E) modifies the provisions for determining the fair market value of a share of Common Stock; and

       (2) the Board shall not amend the Plan if such amendment would cause the Plan, any Grant or the exercise of any right under the Plan to fail to comply with the requirements of Rule 16b-3 under the Exchange Act, or if such amendment would cause the Plan or the Grant or exercise of an Incentive Stock Option to fail to comply with the requirements of Section 422 of the Code including, without limitation, a reduction of the option price set forth in Section 5(b) above or an extension of the period during which an Incentive Stock Option may be exercised as set forth in Section 5(c) above.

   (b) Termination of Plan. The Plan shall terminate on the tenth anniversary of its effective date (as set forth in Section 20 below) unless earlier terminated by the Board or unless extended by the Board with the approval of the stockholders.

   (c) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not result in the termination or amendment of the Grant unless the Grantee consents or unless the Committee acts under Section 21(b) below. The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 21(b) below or may be amended by agreement of the Company and the Grantee which is consistent with the Plan.

   (d) Employees in Foreign Countries. The Board shall have the authority to adopt such modifications, procedures and subplans as may be necessary or desirable to comply with provisions of the laws of foreign countries in which the Company or its Subsidiaries may operate to assure the viability of benefits from Grants made to participants employed in such countries and to meet the objectives of the Plan.

14. FUNDING OF THE PLAN

   The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under the Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

15. RIGHTS OF ELIGIBLE PARTICIPANTS

   Nothing in the Plan shall entitle any Eligible Participant or other person to any claim or right to any Grant under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Eligible Participant or Grantee any rights to be retained by the Company in any capacity, whether as an employee, non- employee member of the Board, independent contractor, consultant or otherwise.

16. WITHHOLDING OF TAXES

   The Company shall have the right to deduct from all Grants paid in cash any federal, state or local taxes required by law to be withheld with respect to such Grants paid in cash. In the case of Grants paid in Common Stock, the Company shall have the right to require the Grantee to pay to the Company the amount of any taxes which the Company is required to withhold in respect of such Grants or to take whatever action it deems necessary to protect the interests of the Company in respect of such tax liabilities, including, without limitation, withholding a portion of the shares of Common Stock otherwise deliverable pursuant to the Plan. The Company's obligation to issue or transfer shares of Common Stock upon the exercise of a Stock Option or SAR or the acceptance of a Restricted Stock Grant shall be conditioned upon the Grantee's compliance with the requirements of this section to the satisfaction of the Committee.

17. AGREEMENTS WITH GRANTEES

   Each Grant made under the Plan shall be evidenced by a Grant Letter containing such terms and conditions as the Committee shall approve.

18. REQUIREMENTS FOR ISSUANCE OF SHARES

   No Common Stock shall be issued or transferred under the Plan unless and until all applicable legal requirements have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Stock Option, Restricted Stock Grant or SAR on the Grantee's undertaking in writing to comply with such restrictions on any subsequent disposition of the shares of Common Stock issued or transferred thereunder as the Committee shall deem necessary or advisable as a result of any applicable law, regulation or official interpretation thereof, and certificates representing such shares may be legended to reflect any such restrictions.

19. HEADINGS

   The section headings of the Plan are for reference only. In the event of a conflict between a section heading and the content of a section of the Plan, the content of the section shall control.

20. EFFECTIVE DATES

   (a) Effective Date of the Plan. The Plan as described herein shall be effective as of April 25, 1996, subject to the approval of the Company's stockholders within 12 months after such effective date.

   (b) Effectiveness of Section 16 Provisions. The provisions of the Plan that refer to, or are applicable to persons subject to, Section 16 of the Exchange Act shall be effective, if at all, upon the registration of the Common Stock under the Exchange Act, and shall remain in effect thereafter for so long as the Common Stock is registered under the Exchange Act.

21. MISCELLANEOUS

   (a) Substitute Grants. The Committee may make a Grant to an employee, a non-employee director, or an independent contractor or consultant of another corporation, if such person shall become an Eligible Participant by reason of a corporate merger, consolidation, acquisition of stock or property, reorganization or liquidation involving the Company or a Subsidiary Corporation and such other corporation. Any such Grant shall be made in substitution for a stock option or restricted stock grant granted by the other corporation ("Substituted Stock Incentives"), but the terms and conditions of the substitute Grant may vary from the terms and conditions required by the Plan and from those of the Substituted Stock Incentives. The Committee shall prescribe the provisions of the substitute Grants.

   (b) Compliance with Law. The Plan, the exercise of Grants and the obligations of the Company to issue or transfer shares of Common Stock under Grants shall be subject to all applicable laws and required approvals by any governmental or regulatory agencies. With respect to persons subject to
Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan shall comply with all applicable conditions of Rule 16b-3 or any successor provisions under the Exchange Act. The Committee may revoke any Grant if it is contrary to law or modify any Grant to bring it into compliance with any valid and mandatory government regulations. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this section.

   (c) Ownership of Stock. A Grantee or Successor Grantee shall have no rights as a stockholder with respect to any shares of Common Stock covered by a Grant until the shares are issued or transferred to the Grantee or Successor Grantee on the stock transfer records of the Company.

                                  EXHIBIT B

                          NATIONAL MEDIA CORPORATION
                          MANAGEMENT INCENTIVE PLAN
                     (ORIGINALLY EFFECTIVE APRIL 1, 1995)

              (AS AMENDED AND RESTATED, EFFECTIVE APRIL 1, 1996,
                PURSUANT TO SHAREHOLDER VOTE ON JULY 25, 1996)

SECTION 1. PURPOSE

   The purpose of the National Media Corporation Management Incentive Plan is to promote the interests of the Company by relating the compensation of certain key employees to the Company's performance, and to reward these key employees by affording them the opportunity to earn incentive compensation under the Plan based upon the attainment of specified Corporate and Individual Goals established by the Company.

SECTION 2. DEFINITIONS

   Whenever the following terms are used in this Plan, they shall have the meanings specified below, unless the context clearly indicates to the contrary.

   (a) "Award" shall mean an incentive award subject to the requirements of
Section 6 granted in accordance with the terms of the Plan.

   (b) "Award Agreement" shall mean the document provided to a Participant to evidence an Award under the Plan.

   (c) "Beneficiary" shall mean the individual designated by the Participant as his beneficiary under the Company's group life insurance plan.

   (d) "Board" shall mean the Board of Directors of the Company.

   (e) "Chairman" shall mean the Chairman of the Company.

   (f) "Code" shall mean the Internal Revenue Code of 1986, as amended.

   (g) "Committee" shall mean the Compensation Committee of the Board or such other committee as may be designated by the Board to administer the Plan.

   (h) "Company" shall mean National Media Corporation.

   (i) "Corporate Goals" shall mean the goals related to the performance of the Company during a Plan Year, which shall be established by the Committee after consultation with Company management and ratified by the Board prior to the beginning of the Plan Year. Only goals that will enhance shareholder value shall be Corporate Goals under the Plan.

   (j) "Corporate Unit" shall mean a Company performance unit.

   (k) "Corporate Unit Percentage" shall mean a percentage determined annually by the Committee based on the Company's performance pursuant to
Section 6(c)(1).

   (l) "Corporate Unit Value" shall mean the annual value assigned to Corporate Units in accordance with Section 6(c)(1).

   (m) "Disability" shall mean the incapacity of a Participant to perform his usual and customary duties as an employee by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long continued or indefinite duration. The permanence and degree of such impairment shall be supported by medical evidence satisfactory to the Committee.

   (n) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

   (o) "Fair Market Value" shall mean: (i) if the principal market for the Stock is a registered securities exchange, the mean between the highest and lowest quoted selling prices of the shares on the applicable date, or, if there are no such reported sales on that date, then on the last previous date (within a reasonable period prior to the applicable date) on which there were such reported sales; or (ii) such other method of determining fair market value as shall be authorized by the Code, or the rules or regulations thereunder, and adopted by the Committee.

   (p) "Individual Goals" shall mean goals related to the performance of the Participant during the Plan Year covered by an Award. Such goals will be established by the Committee after consultation with Company management. The Board shall ratify the goals of Participants whose annual base pay is $100,000 or more, and those of certain other Participants as it deems necessary.

   (q) "Individual Unit" shall mean an individual performance unit.

   (r) "Individual Unit Percentage" shall mean a percentage determined annually by the Committee based on the Company's performance, and other factors, pursuant to Section 6(c)(2).

   (s) "Individual Unit Value" shall mean the annual value assigned to Individual Units in accordance with Section 6(c)(2).

   (t) "Participant" shall mean individuals employed or otherwise retained as independent contractors by the Company and/or its Subsidiaries in the following positions:

  Chairman
  Vice-Chairman
  President
  Executive Vice-President
  Senior Vice-President
  General Manager
  Vice-President
  Director
  Manager

   The Committee shall also have the discretion to name other salaried employees (or consultants) as Participants for one or more Plan Years as it may see fit.

   (u) "Plan" shall mean the NATIONAL MEDIA CORPORATION MANAGEMENT INCENTIVE
PLAN.

   (v) "Plan Year" shall mean the twelve month period ending each March 31.

   (w) "Stock" shall mean the common stock, $.01 par value, of the Company.

   (x) "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations, other than the last corporation in the unbroken chain, then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

   As used in the Plan, the masculine pronoun shall include the feminine and neuter, and the singular shall include the plural, where the context so indicates.

SECTION 3. ADMINISTRATION

   The Plan shall be administered by the Committee, which shall consist of not less than two persons, all of whom shall be "disinterested persons" as defined under Rule 16b-3 under the Exchange Act.

   The Committee shall have full authority to construe and interpret the Plan, and, subject to the provisions of the Plan: (i) to establish, amend and rescind appropriate rules and regulations relating to the Plan; (ii) to grant Awards and set the terms and conditions thereof; (iii) to waive any supplemental terms and conditions imposed upon Awards by the Committee; (iv) to make recommendations to the Board concerning the Plan; and (v) to take

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all such steps and make all such determinations in connection with the Plan and the Awards granted hereunder as it may deem necessary or advisable. All such rules, regulations, determinations and interpretations of the Committee shall be final, conclusive and binding on all persons.

   Each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) reasonably incurred by him or her, or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan, unless arising out of such member's own fraud or bad faith, to the extent permitted by applicable law. Such indemnification shall be in addition to any rights of indemnification the members may have as directors or otherwise under the Certificate of Incorporation or By- Laws of the Company, and any agreement of stockholders or disinterested directors or otherwise.

SECTION 4. STOCK SUBJECT TO THE PLAN

   The number of shares of Stock authorized for issuance under the Plan shall be 750,000 shares, subject to adjustment as provided herein. Such shares may be authorized and unissued shares or treasury shares, as the Board shall determine.

SECTION 5. ELIGIBILITY TO RECEIVE AWARDS

   Subject to the eligibility requirements set forth herein or established by the Committee, all Participants shall be eligible to receive an Award under the Plan for each Plan Year the Plan is in effect.

SECTION 6. AWARDS

   Awards shall entitle Participants to compensation based upon the achievement of pre-established Corporate and Individual Goals during a Plan Year. For each Plan Year for which a Participant receives an Award, he shall receive an Award Agreement which shall include, or incorporate by reference, the terms of the Award and the Plan and such other terms and conditions, not inconsistent with the Plan, as the Committee shall determine from time to time. If a Participant receives an Award for one Plan Year and is subsequently granted an Award for the following Plan Year, the Committee may, in lieu of issuing a new Award Agreement, amend or renew the Participant's Award Agreement for the previous Plan Year. Awards shall be subject to the following terms and conditions:

   (a) Goals for Plan Year. Each Award Agreement shall state the applicable Corporate and Individual Goals and the Plan Year covered by the Award. The Goals will be subject to changes made by the Committee and ratified by the Board during the Plan Year. Any such change shall be reflected in a revised Award Agreement and shall be communicated to the Participant.

   (b) Number of Units. Each Award Agreement shall state the number of Corporate and Individual Units granted under the Award. The Committee will determine the number of Corporate and Individual Units for each Award based on the Participant's position and responsibilities, but in no event shall the total number of Corporate and Individual Units granted under an Award exceed 300.

   (c) Amount Earned Under Award. As promptly as practicable following the conclusion of each Plan Year, the Committee will calculate the amounts earned under an Award as follows:

       (1) Corporate Units. At the end of the Plan Year, after consultation with Company management, the Committee will determine, and the Board will ratify, a Corporate Unit Percentage for the Plan Year, ranging from 0% to 150%, depending on the extent to which the Corporate Goals for the Plan Year were achieved. If all of the Corporate Goals for the Plan Year are met, the Corporate Unit Percentage for the Plan Year shall be at least 100%. If all of the Corporate Goals for the Plan Year are not met, the Corporate Unit Percentage shall be less than 100%. The Corporate Unit Value for the Plan Year shall be $1,000 multiplied by the Corporate Unit Percentage.

       The amount earned by a Participant based on the Company's performance for a Plan Year shall be the number of Corporate Units granted under his Award multiplied by the Corporate Unit Value for the Plan Year.

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       (2) Individual Units. At the end of the Plan Year, after consultation with Company management, the Committee will determine, and the Board will ratify, an Individual Unit Percentage for the Plan Year, ranging from 0% to 150%. In arriving at the Individual Unit Percentage, the Committee will consider the extent to which the Corporate Goals for the Plan Year were achieved, and the contributions of the Plan Participants in achieving these Goals. The Individual Unit Value for the Plan Year shall be $1,000 multiplied by the Individual Unit Percentage.

       Company management will recommend to the Committee a Performance Factor for each Participant granted an Award for the Plan Year. The Performance Factor shall range between 0 and 1.5, depending on the extent to which the Participant achieved his Individual Goals for the Plan Year. After consideration of the recommendations of Company management, the Committee will determine the Performance Factors for such Participants. The Board shall ratify the Performance Factor of Participants whose annual base pay is $100,000 or more, and those of certain other Participants as it deems necessary.

       The amount earned by a Participant based on his individual performance for a Plan Year shall be the number of Individual Units granted under his Award, multiplied by the Individual Unit Value for the Plan Year, multiplied by the Participant's Performance Factor for the Plan Year.

       (3) Employment Requirement. Notwithstanding the foregoing, except as provided in the following sentence and in Section 6(e) and Section 13 below, a Participant will not be entitled to any amounts under an Award if he is not on the payroll of, or under an active independent consultant contract with, the Company or a Subsidiary as of the day on which Awards for the Plan Year are actually delivered to Participants ("Distribution Date"). The Committee may, in its sole discretion depending upon the facts and circumstances, waive the requirement of this paragraph (3) and approve a pro rata payment to a Participant who is not on the payroll of, or under an active independent consultant contract with, the Company or a Subsidiary as of such date.

   (d) Payment of Amounts Earned Under Award. Subject to Section 6(g) below, payment of any amounts earned under an Award shall be made as promptly as practicable following the end of the Plan Year to the Participant, or to his Beneficiary if the Participant is dead or incapacitated at the time of payment. Payments shall be made as follows:

       (1) Chairman, Vice-Chairman, President and Executive Vice Presidents. The Chairman, Vice- Chairman, President and Executive Vice-Presidents of the Company shall receive 50% of their payment in cash and 50% in Stock. However, each year such Participants may elect, under terms and conditions prescribed by the Committee, to receive, instead of 50% in Stock, 60% to 100% (in 10% increments) of their payment in Stock, with the remainder payable in cash.

       (2) Other Participants. Participants other than those described in
   Section 6(d)(1) above, shall receive 90% of their payment in cash and 10% in Stock. However, each year such Participants may elect, under terms and conditions prescribed by the Committee, to receive, instead of 10% in Stock, 20% to 100% (in 10% increments) of their payment in Stock, with the remainder payable in cash.

   (e) Death or Disability. In the event that a Participant ceases to be employed, or actively retained, by the Company and its Subsidiaries prior to the Distribution Date for a Plan Year to which an Award relates by reason of death or Disability, any amounts earned under such an outstanding Award shall be payable in cash within 60 days of the date of death or Disability to the Participant or his Beneficiary. The Committee shall determine the amount, if any, earned under the Award based on the Participant's performance and the Company's performance during the Plan Year prior to the date of death or Disability.

   (f) New Participants. Any individual who becomes a Participant after the start of a Plan Year shall receive an Award for such Plan Year and an Award Agreement as soon as practicable. Such an Award Agreement shall specify that, in addition to the other conditions of this Section 6, the amount earned under such an Award will be equal to an amount calculated under the terms of
Section 6(c), multiplied by the fraction of the Plan Year the individual was a Participant. For purposes of calculating this fraction, the numerator shall be the number of months (not including the month the individual became a Participant) worked by the individual as a Participant in the Plan Year, and the denominator shall be twelve.

   (g) Forfeiture. No amount earned under an Award shall be paid if the Committee determines that the Participant has violated Company policies, that the Participant's performance was documented as unsatisfactory, or that similar circumstances exist. The Board shall ratify any decision by the Committee resulting in a forfeiture under this Section 6(g).

SECTION 7. GENERAL RESTRICTIONS

   Each Award shall be subject to the requirement that if at any time the Committee shall determine that the listing, registration or qualification of the Plan or the Stock subject or related thereto upon any securities exchange or under the applicable laws of any jurisdiction; the consent or approval of any court or government regulatory body; or an agreement with a Participant with respect to the disposition of shares of Stock is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issuance of Stock thereunder, such Award shall not be consummated, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement, as the case may be, shall have been effective or obtained on conditions acceptable to the Committee. Each Participant or his legal representative or Beneficiary also may be required to give satisfactory assurance that shares of Stock received under an Award are being acquired for investment and not with a view to distribution, and certificates representing such shares may be legended accordingly.

SECTION 8. RIGHTS OF A SHAREHOLDER

   The grant of any Award shall not entitle the holder thereof to any rights as a shareholder of the Company with respect to any shares of Stock which may be issuable pursuant thereto until certificates representing such Stock actually are issued pursuant thereto.

SECTION 9. RIGHT TO TERMINATE EMPLOYMENT

   Nothing in the Plan or in any Award Agreement under the Plan shall confer upon any Participant the right to continue in the employ of the Company or any Subsidiary or affect any right which the Company or any Subsidiary may have to terminate the employment of such Participant, whether or not such termination might result in a partial or total termination of the Participant's outstanding Award.

SECTION 10. WITHHOLDING AND USE OF STOCK TO SATISFY TAX OBLIGATIONS

   The obligations of the Company to make payment and/or deliver shares of Stock pursuant to Awards shall be subject to applicable tax withholding and similar requirements.

   If such payment or delivery is subject to the withholding requirements of applicable federal, state or local income tax, employment tax or similar tax laws, the Committee, in its discretion (and subject to such withholding rules as may be adopted by the Committee), may permit Participants to satisfy such withholding taxes, in whole or in part, by electing to have the Company withhold shares of Stock issuable pursuant to the Award or by returning to the Company other shares of Stock. Such shares shall be valued, for this purpose, at their Fair Market Value on the date the amount of tax required to be withheld is determined (the "Determination Date"). In the event shares of Stock acquired under the exercise of incentive stock options are returned to the Company to satisfy such withholding requirement, such shares of Stock must have been held by the Participant for a period of not less than the holding period described in section 422(a)(1) of the Code on the Determination Date.

SECTION 11. NON-ASSIGNABILITY

   No Award under the Plan shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution.

SECTION 12. NON-UNIFORM DETERMINATIONS

   The Committee's determinations under the Plan (including, without limitation, the form, amount, timing and possible acceleration of such Awards; and the establishment or waiver of the terms and provisions of such Awards and the Award Agreements evidencing such Awards) need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated. Determinations as to Individuals Goals and Performance Factors need not be uniform and similarly situated Participants need not be treated the same.

SECTION 13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, MERGERS AND OTHER
            EVENTS

   Notwithstanding any other provision of the Plan, the number of shares of Stock authorized for issuance under the Plan, and the terms and conditions of Awards under the Plan, shall be subject to adjustment as set forth in this
Section 13.

   (a) Changes in Capitalization. In the event there is a stock dividend, stock split, share combination, or similar change in the capitalization of the Company: (i) the number of shares of Stock which may be issued under the Plan, as provided in Section 4 hereof, shall be appropriately adjusted, as determined by the Committee (which determination shall be subject to ratification by the Board), to reflect such change; and (ii) the Committee, in its discretion, may make adjustments to previously established Corporate or Individual Goals or other terms and conditions of outstanding Awards, including, without limitation, adjustment of underlying measures of financial performance by the Company, its Subsidiaries, divisions or other business units, appropriate to reflect such change.

   (b) Material Extraordinary, Unusual or Non-Recurring Events. In the event of any material extraordinary, unusual or non-recurring event, including, without limitation, material changes in applicable laws or regulations, accounting practices, accounting credits or charges, or mergers, acquisitions or divestitures not adjusted pursuant to other subsections of this Section 13, the Committee, in its discretion, may make appropriate adjustments to outstanding Awards, such as those described in Section 13(a)(ii) above.

   (c) Liquidations and Corporate Transactions. In the event the Company is liquidated or a corporate transaction (as that term is described in section 424(a) of the Code and the regulations issued thereunder, including, for example, a merger, consolidation, acquisition of property or stock, separation or reorganization) occurs, each outstanding Award shall become payable, to the extent hereinafter provided, on such date (the "Accelerated Date"), not later than the effective date of the liquidation or corporate transaction, as the Committee shall determine. The amount payable pursuant to Awards shall be determined based upon the results of completed months in the Plan Year up to the Accelerated Date.

   Notwithstanding any other provision of the Plan, in the event of any actual or proposed liquidation or corporate transaction, or in the event the Committee determines that a change in control of the Company has occurred or is likely to occur, the Committee, in its discretion, may: (i) determine any or all outstanding Awards to have been earned in full or in part, even if the Goals for such Awards have not been met; and (ii) accelerate the date of payment of any such Awards.

SECTION 14. AMENDMENT AND TERMINATION

   Pursuant to a written resolution, the Board may terminate or amend the Plan at any time, except that, without shareholder approval, no such amendment may: (a) increase the maximum number of shares of Stock which may be issued under the Plan (other than as permitted under Section 13 hereof); or (b) materially modify the requirements for eligibility for participation in the Plan.

SECTION 15. EFFECT ON OTHER PLANS

   Except as provided in Section 3, nothing herein shall preclude a Participant from participating in any other benefit or incentive plans or programs of the Company or Subsidiaries for which such Participant may be eligible. All Participants are eligible to participate in the same benefit plans as other employees of the Company and the Subsidiaries.

SECTION 16. GOVERNING LAW

   The Plan shall be governed by, and interpreted in accordance with, the laws of the Commonwealth of Pennsylvania, to the extent not superseded by Federal law.

SECTION 17. EFFECTIVE DATE

   The Plan was originally effective April 1, 1995. The Plan, as amended and restated herein, shall become effective April 1, 1996, subject to shareholder approval.

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